Exhibit 99.2

Management Report on Internal Controls Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements and related notes in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and

•

Provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

Any system of internal control, no matter how well designed, has inherent limitations, including the possibility that a control can be circumvented or overridden and misstatements due to error or fraud may occur and not be detected. Also, because of changes in conditions, internal control effectiveness may vary over time. Accordingly, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changed conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Based on this assessment, management believes that the Company’s internal control over financial reporting is effective as of December 31, 2006.

Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, has been audited by Ernst & Young LLP, an independent registered accounting firm, as stated in their attestation report on the following page.

AUDITOR’S ATTESTATION REPORT

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of The Bank of New York Company, Inc.

We have audited management’s assessment, included in the accompanying Management Report on Internal Controls Over Financial Reporting, that The Bank of New York Company, Inc. (the “Company”) maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because management’s assessment and our audit were conducted to also meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), management’s assessment and our audit of The Bank of New York Company Inc.’s internal control over financial reporting included controls over the preparation of financial statements in accordance with the instructions for the preparation of Consolidated Financial Statements for Bank Holding Companies (Form FRY-9C). A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that The Bank of New York Company, Inc. maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, The Bank of New York Company, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria .

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of The Bank of New York Company, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006 and our report dated February 21, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

New York, New York

February 21, 2007

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars in millions, except per share amounts)	2006	2005
Assets
Cash and Due from Banks	$2,840	$2,882
Interest-Bearing Deposits in Banks	13,172	8,644
Securities
Held-to-Maturity (fair value of $1,710 in 2006 and $1,847 in 2005)	1,729	1,872
Available-for-Sale	19,377	25,346

Total Securities	21,106	27,218
Trading Assets	5,544	5,930
Federal Funds Sold and Securities Purchased Under Resale Agreements	5,114	2,425
Loans (less allowance for loan losses of $287 in 2006 and $326 in 2005)	37,506	32,601
Premises and Equipment	1,050	1,004
Due from Customers on Acceptances	213	212
Accrued Interest Receivable	422	363
Goodwill	5,172	3,510
Intangible Assets	1,453	811
Other Assets	9,760	7,710
Assets of Discontinued Operations Held for Sale	18	8,808

Total Assets	$103,370	$102,118

Liabilities and Shareholders’ Equity
Deposits
Noninterest-Bearing (principally domestic offices)	$19,554	$12,706
Interest-Bearing
Domestic Offices	10,041	10,415
Foreign Offices	32,551	26,666

Total Deposits	62,146	49,787
Federal Funds Purchased and Securities Sold Under Repurchase Agreements	790	834
Trading Liabilities	2,507	2,401
Payables to Customers and Broker-Dealers	7,266	8,623
Other Borrowed Funds	1,625	904
Acceptances Outstanding	215	212
Accrued Taxes and Other Expenses	5,129	4,123
Accrued Interest Payable	200	163
Other Liabilities (including allowance for lending-related commitments of $150 in 2006 and $144 in 2005)	3,062	2,697
Long-Term Debt	8,773	7,817
Liabilities of Discontinued Operations Held for Sale	64	14,681

Total Liabilities	91,777	92,242

Shareholders’ Equity
Common Stock-par value $7.50 per share, authorized 2,400,000,000 shares, issued 1,053,752,916 shares in 2006 and 1,044,994,517 shares in 2005	7,903	7,838
Additional Capital	2,142	1,826
Retained Earnings	9,444	7,089
Accumulated Other Comprehensive Income	(317)	(134)

	19,172	16,619
Less: Treasury Stock (297,790,159 shares in 2006 and 273,662,218 shares in 2005), at cost	7,576	6,736
Loan to ESOP (101,753 shares in 2006 and 203,507 shares in 2005), at cost	3	7

Total Shareholders’ Equity	11,593	9,876

Total Liabilities and Shareholders’ Equity	$103,370	$102,118

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,			Percent Inc/(Dec)
(In millions, except per share amounts)	2006	2005	2004	2006 vs. 2005	2005 vs. 2004
Interest Income
Loans	$1,449	$1,045	$722	39%	45%
Margin Loans	330	267	156	24	71
Securities
Taxable	1,101	823	570	34	44
Exempt from Federal Income Taxes	29	38	39	(24)	(3)

	1,130	861	609	31	41
Deposits in Banks	538	274	305	96	(10)
Federal Funds Sold and Securities
Purchased Under Resale Agreements	130	70	44	86	59
Trading Assets	163	152	51	7	198

Total Interest Income	3,740	2,669	1,887	40	41

Interest Expense
Deposits	1,434	839	470	71	79
Federal Funds Purchased and Securities Sold Under Repurchase Agreements	104	35	15	197	133
Other Borrowed Funds	100	58	52	72	12
Customer Payables	167	128	57	30	125
Long-Term Debt	436	269	136	62	98

Total Interest Expense	2,241	1,329	730	69	82

Net Interest Income	1,499	1,340	1,157	12	16
Provision for Credit Losses	(20)	(7)	(4)	(186)	(75)

Net Interest Income After Provision for Credit Losses	1,519	1,347	1,161	13	16

Noninterest Income
Securities Servicing Fees
Execution and Clearing Services	1,245	1,222	1,141	2	7
Investor Services	1,138	1,056	924	8	14
Issuer Services	895	639	583	40	10
Broker-Dealer Services	259	227	205	14	11

Securities Servicing Fees	3,537	3,144	2,853	13	10
Global Payment Services Fees	252	260	277	(3)	(6)
Private Banking and Asset Management Fees	569	452	406	26	11
Service Charges and Fees	207	228	223	(9)	2
Foreign Exchange and Other Trading Activities	425	379	353	12	7
Securities Gains	88	68	78	29	(13)
Net Economic Value Payments	23	—	—
Other	221	167	187	32	(11)

Total Noninterest Income	5,322	4,698	4,377	13	7

Noninterest Expense
Salaries and Employee Benefits	2,640	2,310	2,094	14	10
Net Occupancy	279	250	236	12	6
Furniture and Equipment	190	199	195	(5)	2
Clearing	183	187	176	(2)	6
Sub-custodian Expenses	134	96	87	40	10
Software	220	214	191	3	12
Communications	97	91	89	7	2
Amortization of Intangibles	76	40	34	90	18
Merger and Integration Costs	106	—	—
Other	746	680	596	10	14

Total Noninterest Expense	4,671	4,067	3,698	15	10

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME—(Continued)

	For the years ended December 31,			Percent Inc/(Dec)
(In millions, except per share amounts)	2006	2005	2004	2006 vs. 2005	2005 vs. 2004
Income from Continuing Operations before Income Taxes	$2,170	$1,978	$1,840	10%	8%
Income Taxes	694	635	587	9	8

Income from Continuing Operations	1,476	1,343	1,253	10	7

Discontinued Operations
Income from Discontinued Operations	2,426	389	318	524	22
Income Taxes	891	161	131	453	23

Discontinued Operations, Net	1,535	228	187	573	22

Net Income	$3,011	$1,571	$1,440	92	9

Per Common Share Data:
Basic Earnings
Income from Continuing Operations	$1.95	$1.75	$1.63	11	7
Income from Discontinued Operations, Net	2.03	0.30	0.24	577	25
Net Income	3.98	2.05	1.87	94	10
Diluted Earnings
Income from Continuing Operations	$1.93	$1.74	$1.61	11	8
Income from Discontinued Operations, Net	2.00	0.29	0.24	590	21
Net Income	3.93	2.03	1.85	94	10
Cash Dividends Paid	0.86	0.82	0.79	5	4
Diluted Shares Outstanding	766	773	778	(1)	(1)

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	For the years ended December 31,
(Dollars in millions)		2006		2005		2004
Common Stock
Balance, January 1		$7,838		$7,811		$7,794
Common Stock Issued in Connection with Employee Benefit Plans (shares: 8,758,399 in 2006, 3,498,545 in 2005, and 2,273,840 in 2004)		65		27		17

Balance, December 31		7,903		7,838		7,811

Additional Capital
Balance, January 1		1,826		1,734		1,635
Common Stock Issued in Connection with Employee Benefit Plans		316		131		99
Stock Rights Redemption		—		(39)		—

Balance, December 31		2,142		1,826		1,734

Retained Earnings
Balance, January 1		7,089		6,162		5,330
Net Income	$3,011	3,011	$1,571	1,571	$1,440	1,440
Cash Dividends on Common Stock		(656)		(644)		(608)

Balance, December 31		9,444		7,089		6,162

Accumulated Other Comprehensive Income Balance, January 1		(134)		(6)		72
Change in Fair Value of Securities Available-for-Sale, Net of Taxes of $81 in 2006, ($74) in 2005, and ($49) in 2004	121	121	(114)	(114)	(79)	(79)
Reclassification Adjustment, Net of Taxes Of ($36) in 2006, $7 in 2005, and $1 in 2004	(52)	(52)	10	10	2	2
Foreign Currency Translation Adjustment, Net of Taxes of $8 in 2006, ($4) in 2005, and $4 in 2004	13	13	(16)	(16)	5	5
Net Unrealized Derivative Gain/(Loss) on Cash Flow Hedges, Net of Taxes $3 in 2006, ($5) in 2005, and $1 in 2004	4	4	(5)	(5)	3	3
Minimum Pension Liability Adjustment, Net of Taxes of ($3) in 2006, ($2) in 2005, and ($6) in 2004	(5)	(5)	(3)	(3)	(9)	(9)
Adjustment to initially apply SFAS 158, Net of Taxes of ($174) in 2006	—	(264)	—	—	—	—

Balance, December 31		(317)		(134)		(6)

Total Comprehensive Income	$3,092		$1,443		$1,362

Less Treasury Stock
Balance, January 1		6,736		6,411		6,402
Issued (shares: 824,554 in 2006, 3,341,804 in 2005, and 4,529,465 in 2004)		(43)		(82)		(110)
Acquired (shares: 24,952,495 in 2006, 13,629,024 in 2005, and 4,000,986 in 2004)		883		407		119

Balance, December 31		7,576		6,736		6,411

Less Loan to ESOP
Balance, January 1		7		—		1
Issued (shares: 305,261 in 2005)		—		10		—
Released (shares: 101,754 in 2006 and 2005, and 126,960 in 2004)		(4)		(3)		(1)

Balance, December 31		3		7		—

Total Shareholders’ Equity, December 31		$11,593		$9,876		$9,290

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
(In millions)	2006	2005	2004
Operating Activities
Net Income	$3,011	$1,571	$1,440
Adjustments to Determine Net Cash Attributable to Operating Activities:
Provision for Credit Losses	(15)	15	15
Depreciation and Amortization	494	526	480
Deferred Income Taxes	398	(55)	383
Securities (Gains) Losses	(9)	(68)	(78)
Change in Trading Activities	852	(2,216)	1,288
Gain on Retail Business Sale, Net of Taxes	(1,381)	—	—
Change in Accruals and Other, Net	(67)	(885)	(170)

Net Cash Provided (Used) by Operating Activities	3,283	(1,112)	3,358

Investing Activities
Change in Interest-Bearing Deposits in Banks	(3,810)	(946)	(172)
Change in Margin Loans	921	(30)	(347)
Purchases of Securities Held-to-Maturity	(567)	(544)	(1,494)
Paydowns of Securities Held-to-Maturity	227	373	217
Maturities of Securities Held-to-Maturity	116	70	19
Purchases of Securities Available-for-Sale	(11,327)	(17,969)	(14,344)
Sales of Securities Available-for-Sale	7,559	4,941	4,257
Paydowns of Securities Available-for-Sale	4,553	6,759	7,791
Maturities of Securities Available-for-Sale	4,510	2,437	2,448
Net Principal Received (Disbursed) on Loans to Customers	(5,551)	(5,819)	514
Sales of Loans and Other Real Estate	122	263	21
Change in Federal Funds Sold and Securities Purchased Under Resale Agreements	(2,689)	3,283	(879)
Purchases of Premises and Equipment	(221)	(131)	(262)
Acquisitions, Net of Cash Acquired	2,135	(265)	(137)
Dispositions, Net of Cash Included	(2,275)	—	—
Proceeds from the Sale of Premises and Equipment	149	—	11
Other, Net	(204)	(44)	112

Net Cash Provided (Used) by Investing Activities	(6,352)	(7,622)	(2,245)

Financing Activities
Change in Deposits	3,304	7,139	1,562
Change in Federal Funds Purchased and Securities
Sold Under Repurchase Agreements	(43)	(371)	166
Change in Payables to Customers and Broker-Dealers	(1,358)	(41)	(1,528)
Change in Other Borrowed Funds	727	366	(238)
Proceeds from the Issuance of Long-Term Debt	1,527	2,033	209
Repayments of Long-Term Debt	(567)	(215)	(476)
Issuance of Common Stock	428	243	227
Stock Rights Redemption	—	(39)	—
Treasury Stock Acquired	(883)	(417)	(119)
Cash Dividends Paid	(656)	(644)	(608)

Net Cash Provided (Used) by Financing Activities	2,479	8,054	(805)

Effect of Exchange Rate Changes on Cash	(85)	309	(265)

Change in Cash and Due From Banks	(675)	(371)	43
Cash and Due from Banks at Beginning of Year	3,515	3,886	3,843
Cash Related to Discontinued Operations	—	(633)	(630)

Cash and Due from Banks at End of Year	$2,840	$2,882	$3,256

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
Interest	$2,322	$1,389	$777
Income Taxes	652	876	384
Noncash Investing Activity (Primarily Foreclosure of Real Estate)	—	—	1

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting and Reporting Policies

The Bank of New York Company, Inc. (the “Company”) provides a complete range of banking and other financial services to corporations and individuals worldwide through its business segments: Institutional Services, Private Bank and BNY Asset Management, and Corporate and Other. “Business Segment Accounting Principles”, “Segment Financial Data”, and “International Financial Data” are incorporated from the Business Segment Review section of Management’s Discussion and Analysis of the Company’s Financial Condition and Results of Operations (“MD&A”). There were no major customers from whom revenues were individually material to the Company’s performance.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Amounts subject to significant estimates and assumptions are items such as the allowance for loan losses and lending-related commitments, goodwill and intangibles, pension and postretirement obligations, and the fair value of financial instruments. Actual results could differ from these estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Qualifying special-purpose entities (QSPEs) are not consolidated. A VIE is consolidated if the Company will absorb a majority of the expected losses of the VIE, receive the majority of the expected residual returns of the VIE or both. The results of operations of businesses purchased are included from the date of acquisition. Equity investments of less than a majority but at least 20% ownership are accounted for by the equity method and classified as other assets. The Company’s most significant equity method investment is its 20.2% share in Wing Hang, with a carrying value of $241 million.

Fee and Net Interest Revenue

Fees and other revenue are recorded when earned based on contractual terms. Fees are accrued based on estimates, or are recognized as transactions occur or services are provided and collectibility is reasonably assured. Revenue on interest-earning assets and expense on interest-bearing liabilities is recognized based on the effective yield of the related financial instrument.

Securities

Debt and equity securities classified as available-for-sale are carried at fair value, except for those equity securities whose fair value cannot be readily determined. These securities are carried at cost. For securities carried at fair value, the after-tax effect of net unrealized gains and losses is reported as a separate component of shareholders’ equity.

Securities classified as trading assets are carried at fair value, with net unrealized holding gains and losses recognized currently in income. Debt securities, which the Company has the ability and intent to hold until maturity, are classified as held-to-maturity and stated at cost, adjusted for discount accreted and premium amortized. Realized gains and losses on the sale of debt and equity securities are determined by the specific identification and average cost methods, respectively.

The Company conducts quarterly reviews to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. The Company examines various factors when determining whether an impairment is other-than-temporary. Examples of factors that may indicate that an other-than-temporary impairment has occurred include:

•	Fair value is below cost;

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	The decline in fair value has existed for an extended period of time;

•	Management does not possess both the intent and the ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in fair value;

•	The decline in fair value is attributable to specific adverse conditions affecting a particular investment;

•	The decline in fair value is attributable to specific conditions, such as conditions in an industry or in a geographic area; and

•	A debt security has been downgraded by a rating agency.

Allowance for Credit Losses

The allowance for credit losses is maintained at a level that, in management’s judgment, is adequate to absorb probable losses associated with specifically identified loans, as well as estimated probable credit losses inherent in the remainder of the credit portfolio at the balance sheet date. Management’s judgment includes the following factors, among others: risks of individual credits; past experience; the volume, composition, and growth of the credit portfolio; and economic conditions.

The Company conducts a quarterly portfolio review to determine the adequacy of its allowance for credit losses. All commercial exposures over $1 million are assigned to specific risk categories. Smaller commercial and consumer exposures are evaluated on a pooled basis and assigned to specific risk categories. Following this review, senior management of the Company analyzes the results and determines the allowance for credit losses. The Company’s Board of Directors reviews the allowance at the end of each quarter.

The portion of the allowance for credit losses allocated to impaired loans (nonaccrual commercial loans over $1 million) is measured by the difference between their recorded value and fair value. Fair value is determined by one of the following: present value of the expected future cash flows from borrowers, the market value of the loan, or the fair value of the collateral. See “Asset Quality and Allowance for Credit Losses” and “Critical Accounting Policies” in the MD&A section for additional information.

Nonperforming Assets

Commercial loans are placed on nonaccrual status when collateral is insufficient and principal or interest is past due 90 days or more, or when there is reasonable doubt that interest or principal will be collected. Accrued interest is usually reversed when a loan is placed on nonaccrual status. Interest payments received on nonaccrual loans may be recognized as income or applied to principal depending upon management’s judgment. Nonaccrual loans are restored to accrual status when principal and interest are current or they become fully collateralized. Consumer loans are not classified as nonperforming assets, but are charged off and interest accrued is suspended based upon an established delinquency schedule determined by product. Real estate acquired in satisfaction of loans is carried in other assets at the lower of the recorded investment in the property or fair value minus estimated costs to sell.

Leveraged Leases

Significant assumptions involving cash flows, residual values and income tax rates affect the level of revenue associated with leases. Gains and losses on residual values of leased equipment sold are included in other income. Considering the nature of these leases and the number of significant assumptions, there is risk associated with the income recognition on these leases should any of the assumptions change materially in future periods.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivative Financial Instruments

Derivative contracts, such as futures contracts, forwards, interest rate swaps, foreign currency swaps and options and similar products used in trading activities, are recorded at fair value. The Company does not recognize gains or losses at the inception of derivative transactions if the fair value is not determined based upon observable market transactions and market data. Gains and losses are included in foreign exchange and other trading activities in noninterest income. Unrealized gains and losses are reported on a gross basis in trading account assets and trading liabilities, after taking into consideration master netting agreements.

The Company enters into various derivative financial instruments for non-trading purposes primarily as part of its asset/liability management (“ALM”) process. These derivatives are designated as fair value and cash flow hedges of certain assets and liabilities when the Company enters into the derivative contracts. Gains and losses associated with fair value hedges are recorded in income as well as any change in the value of the related hedged item. Gains and losses on cash flow hedges are recorded in other comprehensive income. If a derivative used in ALM does not qualify as a hedge, it is marked-to-market and the gain or loss is included in net interest income.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objectives and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair value hedges to specific assets or liabilities on the balance sheet.

The Company formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective and whether those derivatives are expected to remain highly effective in future periods. The Company evaluates ineffectiveness in terms of amounts that could impact a hedge’s ability to qualify for hedge accounting and the risk that the hedge could result in more than a de minimus amount of ineffectiveness. At inception, the potential causes of ineffectiveness related to each of its hedges is assessed to determine if the Company can expect the hedge to be highly effective over the life of the transaction and to determine the method for evaluating effectiveness on an ongoing basis. Recognizing that changes in the value of derivatives used for hedging or the value of hedged items could result in significant ineffectiveness, the Company has processes in place designed to identify and evaluate such changes when they occur. Quarterly, the Company performs a quantitative effectiveness assessment and records any ineffectiveness.

The Company utilizes interest rate swap agreements to manage its exposure to interest rate fluctuations. For hedges of fixed-rate loans, asset-backed securities, deposits and long-term debt, the hedge documentation specifies the terms of the hedged items and interest rate swaps and indicates that the derivative is hedging a fixed-rate item and is a fair value hedge, that the hedge exposure is to the changes in the fair value of the hedged item due to changes in benchmark interest rates, and that the strategy is to eliminate fair value variability by converting fixed-rate interest payments to LIBOR.

The fixed rate loans hedged generally have an original maturity of 6 to 12 years and are not callable. These loans are hedged with “pay fixed rate, receive variable rate” swaps with similar notional amounts, maturities, and fixed rate coupons. The swaps are not callable. At December 31, 2006, $43 million of loans were hedged with interest rate swaps which had notional values of $43 million.

The securities hedged generally have a weighted average life of 10 years and are callable six months prior to maturity. These securities are hedged with pay fixed rate, receive variable rate swaps of like maturity, repricing and fixed rate coupon. The swaps are callable six months prior to maturity. At December 31, 2006, $228 million of securities were hedged with interest rate swaps which had notional values of $228 million.

The fixed rate deposits hedged generally have original maturities of 1 to 12 years (44% are one year deposits) and, except for three deposits, are not callable. These deposits are hedged with receive fixed rate, pay variable rate swaps of similar maturity, repricing and fixed rate coupon. The swaps are not callable except for the three that hedge the callable deposits. At December 31, 2006, $1,255 million of deposits were hedged with interest rate swaps which had notional values of $1,255 million.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fixed rate long-term debt hedged generally has an original maturity of 4 to 30 years. The Company issues both callable and non-callable debt. The non-callable debt is hedged with simple interest rate swaps similar to those described for deposits. Callable debt is hedged with callable swaps where the call dates of the swaps exactly match the call dates of the debt. At December 31, 2006, $5,802 million of debt was hedged with interest rate swaps that had notional values of $5,838 million.

In addition to the fair value hedges discussed above, the Company has three cash flow hedges utilizing interest rate swaps to hedge the variability in expected future cash flows attributable to floating rates on an interest-only strip, a deposit and a long-term debt issue. The hedge documentation specifies the terms of the hedged items and interest rate swaps and indicates that the derivative is hedging future variable interest payments and is a cash flow hedge, that the hedge exposure is the variability in interest payments, and that the strategy is to eliminate variability by converting floating rate interest payments to fixed payments. For cash flow hedges the interest rate swap is marked-to-market with the changes in value recorded in other comprehensive income. The amount recognized as other comprehensive income for the cash flow hedge is reclassified to net interest income as interest is realized on the hedged item.

The Company has a $264 million interest-only strip of which $200 million is hedged with a $200 million receive fixed rate, pay variable rate interest rate swap to remove the variability in the cash flows received from the security. Payments on the interest-only strip are related to a money market fund. During the next twelve months, net gains of $3 million (pre-tax) included in other comprehensive income are expected to be reclassified to income.

The deposit hedged has a principal amount of $275 million and has a LIBOR-based floating rate and an 18 month original maturity. The deposit is hedged with a receive LIBOR, pay fixed rate swap with the same maturity and interest payment dates as the deposit to eliminate the variability in interest payment received on the deposit. During the next twelve months, net losses of less than $1 million (pre-tax) included in other comprehensive income are expected to be reclassified to income.

The long-term debt hedged has a principal amount of $400 million and has a LIBOR-based floating rate and a 2 year original maturity. The debt is hedged with a receive LIBOR, pay fixed rate swap with the same maturity and interest payment dates as the debt to eliminate the variability in interest payment received on the debt. During the next twelve months, net losses of less than $1 million (pre-tax) included in other comprehensive income are expected to be reclassified to income.

In addition, the Company enters into foreign exchange hedges. The Company uses forward foreign exchange contracts with maturities of 12 months or less to hedge its Sterling and Euro foreign exchange exposure with respect to forecasted expense transactions in non-U.S. entities which have the U.S. dollar as their functional currency. As of December 31, 2006, the hedged forecasted foreign currency transactions and linked foreign exchange forward hedges were $107 million with $4 million (pre-tax) gains recorded in other comprehensive income. These gains are expected to be reclassified to expense over the next twelve months.

Forward foreign exchange contracts are also used to hedge the value of the Company’s investments in foreign subsidiaries. These forward contracts have a maturity of less than six months. The derivatives employed are designated as net investment hedges of changes in value of the Company’s foreign investment due to exchange rates, such that changes in value of the forward exchange contracts offset the changes in value of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

foreign investments due to changes in foreign exchange rates. The change in fair market value of these contracts is deferred and reported within accumulated translation adjustments in shareholders’ equity, net of tax effects. At December 31, 2006, foreign exchange contracts, with notional amounts totaling $1,744 million, were designated as hedges of corresponding amounts of net investments.

The Company discontinues hedge accounting prospectively when it determines that a derivative is no longer an effective hedge, the derivative expires or is sold, or management discontinues the derivative’s hedge designation. Subsequent gains and losses on these derivatives are included in foreign exchange and other trading activities.

Ineffectiveness related to derivatives and hedging relationships was recorded in income as follows:

(In millions)	For the year ended December 31,
Hedges	2006	2005	2004
Fair Value Hedge of Loans	$(0.1)	$0.1	$—
Fair Value Hedge of Securities	0.1	(0.1)	(0.1)
Fair Value Hedge of Deposits and Long-Term Debt	(1.2)	0.9	(0.2)
Cash Flow Hedges	(0.5)	0.2	0.2
Other	0.5	—	—

Total	$(1.2)	$1.1	$(0.1)

Other includes ineffectiveness recorded on foreign exchange hedges.

Tax

The Company records current tax liabilities or assets through charges or credits to the current tax provision for the estimated taxes payable or refundable for the current year. Deferred tax assets and liabilities are recorded for future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A deferred tax valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized. Interest and penalties related to income taxes are recorded as income tax expense.

Premises, Equipment, and Internal-Use Software

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful life of the owned asset and, for leasehold improvements, over the lesser of the remaining term of the leased facility or the estimated economic life of the improvement. For owned and capitalized assets, estimated useful lives range from 3 to 50 years. Maintenance and repairs are charged to expense as incurred, while major improvements are capitalized and amortized to operating expense over their identified useful life. For internal-use computer software, the Company capitalizes qualifying costs incurred during the application development stage. The resulting asset is amortized using the straight-line method over the expected life, which is generally 5 years. All other costs incurred in connection with an internal-use software project are expensed as incurred.

Goodwill and other Intangible Assets

Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Other intangible assets represent purchased assets that also lack physical substance but can be distinguished from

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Goodwill is tested at least annually for impairment. All other intangible assets which have finite useful lives are amortized over those periods, which range from 3 to 18 years.

Stock Options

On January 1, 2003, the Company adopted the fair value method of accounting for its options under SFAS 123 as amended by SFAS 148, “Accounting for Stock-Based Compensation–Transition and Disclosure.” SFAS 148 permits three different methods of adopting fair value: (1) the prospective method, (2) the modified prospective method, and (3) the retroactive restatement method. Under the prospective method, options issued after January 1, 2003, are expensed while all options granted prior to January 1, 2003, are accounted for under Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, using the intrinsic value method. Consistent with industry practice, the Company elected the prospective method of adopting fair value accounting. See “Stock Option Plans” in the Notes to the Consolidated Financial Statements for more information regarding stock options.

The retroactive restatement method requires the Company’s financial statements to be restated as if fair value accounting had been adopted in 1995. For 2006, there is no difference between the prospective method and the retroactive restatement method. The following table discloses the pro forma effects on the Company’s net income and earnings per share for 2005 and 2004 as if the retroactive restatement method had been adopted.

(Dollars in millions, except per share amounts)	2005	2004
Reported net income	$1,571	$1,440
Stock-based employee compensation costs, using prospective method, net of tax	29	23
Stock-based employee compensation costs, using retroactive restatement method, net of tax	(37)	(57)

Pro forma net income	$1,563	$1,406

Reported diluted earnings per share	$2.03	$1.85
Impact on diluted earnings per share	(0.01)	(0.04)

Pro forma diluted earnings per share	$2.02	$1.81

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) eliminates the ability to account for share-based compensation transactions using APB 25 and requires that such transactions be accounted for using a fair value-based method. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. The Company adopted SFAS 123(R) on January 1, 2006 using the “modified prospective” method. Under this method, compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. As of January 1, 2006, the Company was amortizing all of its unvested stock option grants.

Certain of the Company’s stock compensation grants vest when the employee retires. SFAS 123(R) will require the completion of expensing of new grants with this feature by the first date the employee is eligible to retire. For grants prior to January 1, 2006, the Company will continue to expense them over their stated vesting period. The adoption of SFAS 123(R) increased pre-tax expense in 2006 by $12 million, which was recorded in the second quarter of 2006.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Pension

At September 30, the measurement date, plan assets were determined based on fair value generally representing observable market prices. The projected benefit obligation is determined based on the present value of projected benefit distributions at an assumed discount rate. The discount rate utilized is based on the yield of high quality corporate bonds available in the marketplace. Periodic pension expense includes service costs, interest costs based on an assumed discount rate, an expected return on plan assets based on an actuarially derived market-related value and amortization of actuarial gains and losses.

Actuarial gains and losses include the impact of plan amendments and various unrecognized gains and losses which are deferred and amortized over the future service periods of active employees. The market-related value utilized to determine the expected return on plan assets is based on fair value adjusted for the difference between expected returns and actual performance of plan assets. The unrealized difference between actual experience and expected returns is included in the market-related value over a five-year period. The Company’s stock price used by the ESOP is also smoothed to reduce volatility.

Any unrecognized gains or losses related to changes in the amount of the projected benefit obligation or plan assets resulting from experience different from the assumed discount rate or expected returns and from changes in assumptions are deferred. To the extent an unrecognized gain or loss, excluding the unrecognized asset gain or loss, exceeds 10 percent of the greater of the projected benefit obligation or the market-related value of plan assets, the excess is recognized over the future service periods of active employees.

2. Accounting Changes and New Accounting Pronouncements

In June 2005, the FASB ratified the consensus in EITF Issue No. 04-5 (“EITF 04-5”), “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights”, which provides guidance in determining whether a general partner controls a limited partnership. The adoption of EITF 04-5 did not have a significant impact on the Company’s financial condition or results of operations.

In November 2005, the FASB issued FASB Staff Position (FSP) FAS 115-1 and FAS 124-1 “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The Company adopted the FSP on January 1, 2006. The adoption of the standard did not have a significant impact on its financial condition or results of operations.

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”), “Accounting for Certain Hybrid Financial Instruments”, an amendment of SFAS 140 and SFAS 133. SFAS 155 permits the Company to elect to measure any hybrid financial instrument at fair value if the hybrid instrument contains an embedded derivative that otherwise would require bifurcation and be accounted for separately under SFAS 133. SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133 and that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement event after December 31, 2006. On January 17, 2007, the FASB issued Derivative Implementation Groups (“DIG”) Issue B40 which impacts how SFAS 155 is applied. The Company does not believe that SFAS 155 and DIG Issue B40 will have a significant impact on the Company’s investment activities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In July 2006, the FASB issued FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction,” revising the accounting guidance under SFAS No. 13 (“SFAS 13”), “Accounting for Leases,” for leveraged leases. This FSP modifies existing interpretations of SFAS 13 and associated industry practice. As a result in 2007, the Company expects to recognize a one-time after-tax charge to capital of approximately $400 million related to a change in the timing of its lease cash flows due to the LILO settlement. See “Commitments and Contingent Liabilities” in the Notes to the Consolidated Financial Statements. However, an amount approximating this one-time charge will be taken into income over the remaining term of the affected leases.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands additional disclosures about fair value measurements. SFAS 157 clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability, in an orderly transaction between market participants. SFAS 157 nullifies the consensus reached in EITF Issue No. 02-3 prohibiting the recognition of day one gain or loss on derivative contracts (and hybrid instruments measured at fair value under SFAS 133 as modified by SFAS 155) where the Company cannot verify all of the significant model inputs to observable market data and verify the model to market transactions. However, SFAS 157 requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model if market participants would also include such an adjustment. SFAS 157 will require the Company to consider the effect of its own credit standing in determining the fair value of its liabilities. In addition, SFAS 157 prohibits the recognition of “block discounts” for large holdings of unrestricted financial instruments where quoted prices are readily and regularly available in an active market. The requirements of SFAS 157 are to be applied prospectively, except for changes in fair value measurements that result from the initial application of SFAS 157 to existing derivative financial instruments measured under EITF Issue No. 02-3, existing hybrid instruments measured at fair value, and block discounts, which are to be recorded as an adjustment to opening retained earnings in the year of adoption. The Company expects to adopt SFAS 157 on January 1, 2008. The Company is currently evaluating the impact of SFAS 157.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires the Company to (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the fiscal year, (c) recognize changes in the funded status of a defined postretirement plan in the year in which the changes occur (reported in comprehensive income) and (d) provide additional disclosure. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. On December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS 158. The effect of adopting SFAS 158 on the Company’s consolidated balance sheets at December 31, 2006 has been included in the accompanying financial statements. The adoption of SFAS 158 resulted in a charge to equity of $264 million. See “Employee Benefit Plans” in the Notes to the Consolidated Financial Statements for further discussion of the effect of adopting SFAS 158.

In 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” The Interpretation clarifies the accounting for uncertain tax positions in accordance with SFAS No. 109, “Accounting for Income Taxes.” The Interpretation requires that a tax position meet a “more-likely-than-not threshold” for the benefit of the uncertain tax position to be recognized in the financial statements. A tax position that fails to meet a more-likely-than-not recognition threshold will result in either reduction of current or deferred tax assets, and/or recording of current or deferred tax liabilities. The impact of adoption in 2007 is expected to be a charge to equity of approximately $25 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and to provide additional information that will help investors and other users of financial statements to understand more easily the effect on earnings of the company’s choice to use fair value. It also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The Company expects to adopt SFAS 159 along with SFAS 157 on January 1, 2008 and is currently evaluating the impact of SFAS 159.

Certain other prior year information has been reclassified to conform its presentation to the 2006 financial statements.

3. Acquisitions and Dispositions

The Company continues to be an active acquirer of securities servicing and asset management businesses. The Company frequently structures its acquisitions with both an initial payment and a later contingent payment tied to post-closing revenue or income growth. The Company records the fair value of contingent payments as an additional cost of the entity acquired in the period that the payment becomes probable.

At December 31, 2006, the Company was liable for potential contingent payments related to acquisitions in the amount of $158 million. During 2006, the Company paid or accrued $35 million for contingent payments related to acquisitions made in prior years, and $154 million of potential contingent payments lapsed.

2006

During 2006, five businesses were acquired for a total cost of $2,557 million. Potential contingent payments related to 2006 acquisitions are $145 million. Goodwill and the tax-deductible portion of goodwill related to 2006 acquisitions transactions was $1,946 million and $1,641 million, respectively. Other than the Acquired Corporate Trust Business, the pro forma effect of the 2006 acquisitions is not material to the 2006 results. See below for a discussion of the impact of the purchase of the Acquired Corporate Trust Business and the sale of the Retail Business.

On January 3, 2006, the Company acquired Alcentra Group Limited (“Alcentra”), an international asset management group focused on managing funds that invest in non-investment grade debt and other structured credit products. Alcentra’s management team retained a 20 percent interest. Alcentra has operations in London and Los Angeles and at acquisition managed 15 different investment funds with over $6.2 billion of assets.

On March 2, 2006, the Company acquired Urdang Capital Management, Inc. (“Urdang”), a real estate investment management firm that at acquisition managed approximately $3.0 billion in direct investments and portfolios of REIT securities.

On June 12, 2006, the Company acquired the bond administration business of TD Banknorth, N.A. The TD Banknorth portfolio includes bond trustee, paying/fiscal agent, master trustee, transfer agent and registrar appointments. The transaction involved the purchase of approximately 350 bond trusteeships and agency appointments, representing $5.2 billion of principal debt outstanding for an estimated 230 clients.

On October 1, 2006, the Company sold its Retail Business to JPMorgan Chase for the net asset value plus a premium of $2.3 billion. JPMorgan Chase sold its corporate trust business to the Company for the net asset value plus a premium of $2.15 billion. The difference between premiums resulted in a net cash payment of $150 million to the Company. There is also a contingent payment of up to $50 million to the Company tied to customer retention. For further details, see “Discontinued Operations” in the Notes to the Consolidated Financial Statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

JPMorgan Chase’s corporate trust business comprised issues representing $5 trillion in total debt outstanding. It had 2,400 employees in more than 40 locations globally. Prior to the acquisition, the Company’s corporate trust business comprised issues representing $3 trillion in total debt outstanding and had 1,300 employees in 25 locations globally.

The Company’s retail bank consisted of 338 branches in the tri-state region, serving approximately 700,000 consumer households and small businesses with $13 billion in deposits and $9 billion in assets at September 30, 2006. The Company’s regional middle market businesses provided financing, banking and treasury services for middle market clients, serving more than 2,000 clients in the tri-state region. Together, the units had 4,000 employees located in New York, New Jersey, Connecticut and Delaware.

The transaction further increases the Company’s focus on the securities services and wealth management businesses that have fueled the Company’s growth in recent years and that are at the core of its long-term business strategy.

The Company recorded an after-tax gain of $1,381 million on the sale of the Retail Business. The Company also expects to incur after-tax charges of $150 million related to the acquisition. The transaction is expected to be dilutive to GAAP earnings per share through 2009 (4.5 percent in 2007 to 1.5 percent in 2009), but to be accretive to cash earnings per share in 2009 when cost savings are fully phased in.

On a pro forma basis, if the acquisition of the Acquired Corporate Trust Business had occurred on January 1, 2005, the transaction would have had the following impact:

	2006		2005
(Dollars in millions, except per share amounts)	Reported	Pro Forma	Reported	Pro Forma
Revenue	$6,821	$7,437	$6,038	$6,861
Net Income from Continuing Operations	1,476	1,625	1,343	1,543
Net Income	3,011	3,160	1,571	1,771
Diluted Earnings per Share from Continuing Operations	$1.93	$2.12	$1.74	$2.00
Diluted Earnings per Share	3.93	4.13	2.03	2.29

The pro forma results are based on adding the pre-tax historical results of the Acquired Corporate Trust Business to the Company’s results and adjusting for amortization of intangibles created in the transaction and taxes. The pro forma data does not include adjustments to reflect the Company’s operating costs or expected differences in the way funds generated by the Acquired Corporate Trust Business are invested. The pro forma data is intended for informational purposes and is not indicative of the future results of operations.

The Company’s transaction with JPMorgan Chase altered the composition of the balance sheet. When the Acquired Corporate Trust Business is fully integrated in 2007, approximately $14 billion of U.S. dollar retail deposits will have been replaced with between $11 billion and $14 billion of institutional corporate trust deposits. Between $7 billion and $10 billion of deposits related to the Acquired Corporate Trust Business have not yet transitioned to the Company. These deposits will transition to the Company as regulatory approval is received to operate in certain foreign locations and as the novation process proceeds in other foreign locations. The Company expects the transition will be substantially complete by June 30, 2007. Until the transition is complete, JPMorgan Chase will pay the Company for the net economic value of these deposits. In the fourth quarter of 2006, the Company recorded $23 million of net economic value payments in noninterest income. On the asset side of the balance sheet, approximately $8 billion of retail and middle market loans included in the sale of the Retail Business have been replaced with liquid assets and securities. Goodwill and intangibles related to the Acquired Corporate Trust Business were approximately $2.3 billion.

On October 2, 2006, the Company completed the transaction resulting in the formation of BNY ConvergEx Group. BNY ConvergEx Group brought together BNY Securities Group’s trade execution, commission management,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

independent research and transition management business with Eze Castle Software, a leading provider of trade order management and related investment technologies. This transaction enabled the Company to achieve several objectives including repositioning its execution services business for faster growth and enhancing the product offering for the Company’s client base, while allowing the Company to withdraw capital committed to the business.

BNY ConvergEx Group is a leading global agency brokerage and technology company offering a complete spectrum of pre-trade, trade, and post-trade solutions for traditional money managers, hedge funds, broker-dealers, corporations and plan sponsors. BNY ConvergEx Group has a global presence in New York, Boston, San Francisco, Chicago, Dallas, Stamford, London, Bermuda, Tokyo, Hong Kong, and Sydney.

The Company and GTCR Golder Rauner, LLC each hold a 35 percent stake in BNY ConvergEx Group, with the balance held by Eze Castle Software’s investors and BNY ConvergEx Group’s management team. BNY ConvergEx Group, with pro forma 2005 revenues of approximately $340 million, is an affiliate of The Bank of New York and is reflected on the Company’s financial statements as an equity investment. After the use of the proceeds to repurchase shares, the transaction is expected to be neutral to earnings per share.

The BNY Securities Group businesses included in BNY ConvergEx Group are BNY Brokerage, Lynch, Jones & Ryan, G-Port, Westminster Research and BNY Jaywalk. In addition, The Bank of New York’s B-Trade and G-Trade businesses are expected to become part of BNY ConvergEx Group in 2008, although in the interim they will continue to be owned by The Bank of New York.

On December 1, 2006, the Company sold its transfer agency software business, Rufus, to Bravura Solutions Limited (“Bravura”), a leading global supplier of wealth management applications and professional services, for approximately $38 million. Under the agreement, Bravura acquired all of the software and intellectual property comprising Rufus, and all existing employees will transfer to Bravura.

On December 3, 2006, the Company and Mellon entered into a definitive agreement to merge, creating the world’s largest securities servicing and asset management firm. The new company, which will be called The Bank of New York Mellon Corporation, will be the world’s leading asset servicer with assets under custody expected to exceed $17 trillion and the world’s leading corporate trustee with assets under trusteeship expected to exceed $8 trillion. It will rank among the top 10 global asset managers with assets under management expected to exceed $1.1 trillion.

The combined company is expected to have annual revenues of more than $12 billion, with approximately 28% derived from asset servicing, 38% from issuer services, clearing services and treasury services, and 29% from asset management and private wealth management. It will be well positioned to capitalize on global growth trends, including the evolution of emerging markets, the growth of hedge funds and alternative asset classes, the increasing need for more complex financial products and services, and the increasingly global need for people to save and invest for retirement. Almost a quarter of combined revenue will be derived internationally.

Under the terms of the agreement, the Company’s shareholders will receive 0.9434 shares in the new company for each share of the Company that they own and Mellon shareholders will receive one share in the new company for each Mellon share they own.

To induce Mellon to enter into the merger agreement, the Company granted Mellon an option to purchase up to 149,621,546 shares of the Company’s common stock at a price per share equal to the lesser of $35.48 and the closing sale price of the Company’s common stock on the trading day immediately preceding the exercise date; but in no case may Mellon acquire more than 19.9% of the outstanding shares of the Company’s common stock under this stock option agreement. Mellon cannot exercise the option unless specified triggering events occur. These events generally relate to business combinations or acquisition transactions involving the Company and a third party.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The option could have the effect of discouraging a third party from trying to acquire the Company prior to completion of the transaction or termination of the merger agreement. Upon the occurrence of certain triggering events, the Company may be required to repurchase the option and/or any shares of the Company’s common stock purchased by Mellon under the option at a predetermined price, or Mellon may choose to surrender the option to the Company for a cash payment of $1.15 billion. In no event will the total profit received by Mellon with respect to this option exceed $1.3 billion.

To induce the Company to enter into the merger agreement, Mellon granted the Company an option to purchase up to 82,641,656 shares of Mellon common stock at a price per share equal to the lesser of $40.05 and the closing sale price of Mellon common stock on the trading day immediately preceding the exercise date; but in no case may the Company acquire more than 19.9% of the outstanding shares of Mellon common stock under this stock option agreement. The Company cannot exercise the option unless specified triggering events occur. These events generally relate to business combinations or acquisition transactions involving Mellon and a third party.

The option could have the effect of discouraging a third party from trying to acquire Mellon prior to completion of the transaction or termination of the merger agreement. Upon the occurrence of certain triggering events, Mellon may be required to repurchase the option and/or any shares of Mellon common stock purchased by the Company under the option at a predetermined price, or the Company may choose to surrender the option to Mellon for a cash payment of $725 million. In no event will the total profit received by the Company with respect to this option exceed $825 million.

On December 19, 2006, the Company acquired the remaining 50% stake in AIB/BNY Securities Services (Ireland) Ltd. (AIB/BNY) that it did not own from Allied Irish Banks, p.l.c. (“AIB”). AIB/BNY was established in 1995 as a joint venture between AIB and the Company to provide a range of services for a number of fund structures domiciled in Ireland. At acquisition, AIB/BNY had $210 billion of assets under administration and employed 600 staff between its Dublin and Cork offices.

2005

During 2005, four businesses were acquired for a total cost of $188 million. Potential contingent payments related to 2005 acquisitions were $8 million. Goodwill and the tax-deductible portion of goodwill related to 2005 acquisitions transactions was $124 million. All of the goodwill was assigned to the Company’s Institutional Services segment.

In January 2005, the Company acquired certain of the assets and liabilities of Standard & Poor’s Securities, Inc., the institutional brokerage subsidiary of Standard & Poor’s. In March 2005, the Company acquired the execution and commission management services of Boston Institutional Services.

In July 2005, the Company acquired Lynch, Jones & Ryan, Inc., a provider of commission recapture programs. Also in July 2005, the Company acquired the bond administration business of Marshall & Ilsley Trust Company N.A., and Marshall & Ilsley Bank, where they act as bond trustee, paying/fiscal agent, master trustee, transfer agent and/or registrar.

In June 2005, the Company and Trust Company of Australia Ltd. formed a joint venture to provide securitization trustee and other agency-related services to Australian-based issuers of debt. In July 2005, The Bank of New York and BHF-BANK established BHF BNY Securities Services GmbH as a jointly held subsidiary to market Global Custody (Depotbank) services for German investment companies, and securities custody and settlement services for the national and international direct investments of institutional investors.

In August 2005, the Company and Nordea, the leading financial services provider in the Nordic region, entered into a strategic agreement to provide global custody and selected related services to Nordea’s

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

institutional clients in the Nordic and Baltic Sea regions. Also in August 2005, the Company announced a strategic arrangement with IL&FS Trust Company Limited, a leading provider of trust and fiduciary services in India, to provide Indian issuers with access to the Company’s global network, a comprehensive array of services to the international capital markets, and leading-edge technology capabilities.

In October 2005, the Company announced a marketing alliance with National Australia Bank (“National”), which enable the Company to offer commission recapture services to National’s custody clients in Australia and New Zealand.

2004

During 2004, nine businesses were acquired for a total cost of approximately $68 million, primarily paid in cash. Potential contingent payments related to 2004 acquisitions were $66 million. Goodwill related to 2004 acquisition transactions was $46 million. The tax-deductible portion of goodwill was $46 million. All of the goodwill was assigned to the Company’s Institutional Services segment.

In February 2004, the Company signed an agreement with Thomson Institutional Services Inc., a unit of Thomason Financial, to transfer its commission services client base to the Company. In March 2004, the Company acquired software and other assets of Sonic Financial Technologies LLC, a leading provider of direct access electronic trading solutions.

In May 2004, the Company made a strategic investment in London-based Netik, LLC. Late in the second quarter of 2004, the Company acquired a unit investment trust business that services approximately $20 billion in assets for over 4,200 different series of unit investment trusts.

In July 2004, the Company reached an agreement with National Australia Bank, following their strategic decision to close the National Custodian Services UK operation, to transfer its clients to the Company. In October 2004, the Company acquired Osprey Partners LLC’s portfolio accounting technology to broaden its managed account services offering. In November 2004, the Company acquired the execution and commission management assets of Wilshire Associates. In December 2004, the Company acquired Continental Fund Services, a Luxembourg PSF (Professional of the Financial Sector).

4. Discontinued Operations

On October 1, 2006, the Company acquired JPMorgan Chase’s corporate trust business and JPMorgan Chase acquired the Company’s Retail Business. The Company adopted discontinued operations accounting for its Retail Business. Also included in the sales agreement are provisions related to transitional services that will be provided for a period of up to 8 months after closing, subject to extensions. The results from continuing operations exclude the results of the Company’s Retail Business and include the operations of the Acquired Corporate Trust Business only after October 1, 2006.

Results for all the Retail Business are reported separately as discontinued operations for all periods presented. The assets and liabilities of the businesses sold are included in assets of discontinued operations held for sale and liabilities of discontinued operations held for sale on the consolidated balance sheet. Net interest income has been computed by allocating investment securities and federal funds sold and related interest income to discontinued operations to match the amount and duration of the assets sold with the amount and duration of the liabilities sold.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Summarized financial information for discontinued operations related to the Retail Business is as follows:

(In millions)	2006	2005	2004
Net Interest Income	$457	$569	$488
Noninterest Income(1)	2,372	258	273

Total Revenue, Net of Interest Expense	$2,829	$827	$761

Income from Discontinued Operations(1)	$2,426	$389	$318
Income Taxes	891	161	131

Income from Discontinued Operations, Net of Taxes	$1,535	$228	$187

(1)	Including the $2,159 million pre-tax gain on the sale of the Retail Business.

The following is a summary of the assets and liabilities of discontinued operations held for sale as of December 31, 2006 and 2005:

(In millions)	December 31, 2006	December 31, 2005
Assets
Cash and Due from Banks	$—	$633
Securities	—	108
Loans	—	7,714
Goodwill	—	109
Other Assets	18	244

Total Assets	$18	$8,808

Liabilities
Deposits	$7	$14,637
Other Liabilities	57	44

Total Liabilities	$64	$14,681

5. Goodwill and Intangibles

Goodwill by reporting segment for the years ended December 31, 2006 and 2005 is as follows:

(In millions)	December 31, 2006	December 31, 2005
Institutional Services	$4,567	$3,121
Private Bank & BNY Asset Management	605	389

Consolidated Total	$5,172	$3,510

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in goodwill during 2006 were as follows:

(In millions)	Institutional Services	Private Bank & BNY Asset Management	Total
Balance at December 31, 2005	$3,121	$389	$3,510
Acquired Corporate Trust Business	1,659	—	1,659
Other Acquisitions	125	212	337
BNY ConvergEx Transaction	(390)	—	(390)
Foreign Exchange Translation	47	—	47
Other(1)	5	4	9

Balance at December 31, 2006	$4,567	$605	$5,172

(1)	Other changes in goodwill include purchase price adjustments and certain other reclassifications.

The table above does not include goodwill of $109 million that was related to the discontinued operations of the Retail Business.

The Company’s business segments are tested annually for goodwill impairment. No impairment loss was recorded in 2006 and 2005.

Intangible Assets

	December 31, 2006				December 31, 2005
(Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Amortization Period in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade Names	$370	$—	$370	Indefinite Life	$370	$—	$370
Customer Relationships	1,231	(148)	1,083	13	531	(99)	432
Other Intangible Assets	17	(17)	—	—	28	(19)	9

The aggregate amortization expense of intangibles was $76 million, $40 million and $34 million for 2006, 2005, and 2004. Estimated amortization expense for the next five years is as follows:

For the Year Ended December 31,	Amortization Expense
(In millions)
2007	$118
2008	117
2009	115
2010	113
2011	111

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Securities

The following table sets forth the amortized cost and the fair values of securities at the end of the last two years:

	2006				2005
		Gross Unrealized				Gross Unrealized
(In millions)	Amortized Cost	Gains	Losses	Fair Value	Amortized Cost	Gains	Losses	Fair Value
Securities Held-to-Maturity
U.S. Government Obligations	$—	$—	$—	$—	$48	$1	$—	$49
U.S. Government Agency Obligations	120	—	1	119	245	—	6	239
Obligations of States & Political Subdivisions	—	—	—	—	—	—	—	—
Mortgage-Backed Securities	1,492	1	17	1,476	1,451	3	24	1,430
Asset-Backed Securities	—	—	—	—	—	—	—	—
Emerging Markets	117	—	2	115	117	1	—	118
Other Debt Securities	—	—	—	—	11	—	—	11

Total Securities Held-to-Maturity	1,729	1	20	1,710	1,872	5	30	1,847

Securities Available-for-Sale
U.S. Government Obligations	86	—	—	86	178	—	1	177
U.S. Government Agency Obligations	554	—	—	554	384	—	3	381
Obligations of States & Political Subdivisions	85	3	—	88	113	5	—	118
Mortgage-Backed Securities	16,315	60	66	16,309	21,162	50	159	21,053
Asset-Backed Securities	468	3	7	464	307	—	2	305
Equity Securities	1,073	5	—	1,078	956	—	4	952
Other Debt Securities	796	2	—	798	2,354	6	—	2,360

Total Securities Available-for-Sale	19,377	73	73	19,377	25,454	61	169	25,346

Total Securities	$21,106	$74	$93	$21,087	$27,326	$66	$199	$27,193

At December 31, 2006, almost all of the unrealized losses are attributable to changes in interest rates on investment grade securities. The portion of unrealized losses that are not attributable to interest rates is expected to be recovered. The Company has the ability and intent to hold these securities until their value recovers. The Company believes that all of its unrealized losses are temporary in nature.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables show the aggregate related fair value of investments with a continuous unrealized loss position for less than 12 months and those that have been in a continuous unrealized loss position for greater than twelve months.

December 31, 2006

	Less than 1 Year		1 Year or More		Total
(In millions)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Securities Held-to-Maturity
U.S. Government Obligations	$—	$—	$—	$—	$—	$—
U.S. Government Agency Obligations	—	—	119	1	119	1
Obligations of States & Political Subdivisions	—	—	—	—	—	—
Mortgage-Backed Securities	402	5	541	12	943	17
Asset-Backed Securities	—	—	—	—	—	—
Emerging Market	110	2	—	—	110	2
Equity Securities	—	—	—	—	—	—
Other Debt Securities	—	—	—	—	—	—

Total Securities Held-to-Maturity	512	7	660	13	1,172	20

Securities Available-for-Sale
U.S. Government Obligations	—	—	—	—	—	—
U.S. Government Agency Obligations	—	—	—	—	—	—
Obligations of States & Political Subdivisions	—	—	—	—	—	—
Mortgage-Backed Securities	5,027	16	3,462	50	8,489	66
Asset-Backed Securities	224	7	—	—	224	7
Equity Securities	—	—	—	—	—	—
Other Debt Securities	—	—	—	—	—	—

Total Securities Available-for-Sale	5,251	23	3,462	50	8,713	73

Total Securities	$5,763	$30	$4,122	$63	$9,885	$93

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2005

	Less than 1 Year		1 Year or More		Total
(In millions)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Securities Held-to-Maturity
U.S. Government Obligations	$—	$—	$—	$—	$—	$—
U.S. Government Agency Obligations	98	2	141	4	239	6
Obligations of States & Political Subdivisions	—	—	—	—	—	—
Mortgage-Backed Securities	646	9	591	15	1,237	24
Asset-Backed Securities	—	—	—	—	—	—
Emerging Markets	—	—	—	—	—	—
Equity Securities	—	—	—	—	—	—
Other Debt Securities	—	—	—	—	—	—

Total Securities Held-to-Maturity	744	11	732	19	1,476	30

Securities Available-for-Sale
U.S. Government Obligations	—	—	74	1	74	1
U.S. Government Agency Obligations	254	1	120	2	374	3
Obligations of States & Political Subdivisions	—	—	—	—	—	—
Mortgage-Backed Securities	8,916	74	5,431	85	14,347	159
Asset-Backed Securities	200	2	—	—	200	2
Equity Securities	8	4	—	—	8	4
Other Debt Securities	—	—	—	—	—	—

Total Securities Available-for-Sale	9,378	81	5,625	88	15,003	169

Total Securities	$10,122	$92	$6,357	$107	$16,479	$199

The amortized cost and fair values of securities at December 31, 2006, by contractual maturity, are as follows:

	Held-to-Maturity		Available-for-Sale
(In millions)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in One Year or Less	$120	$119	$781	$781
Due After One Year Through Five Years	—	—	179	180
Due After Five Years Through Ten Years	—	—	59	60
Due After Ten Years	117	115	502	505
Mortgage-Backed Securities	1,492	1,476	16,315	16,309
Asset-Backed Securities	—	—	468	464
Equity Securities	—	—	1,073	1,078

Total	$1,729	$1,710	$19,377	$19,377

Realized gross gains on the sale of securities available-for-sale were $24 million in 2006 and $26 million in 2005. There were $98 million of realized gross losses in 2006 and $5 million of realized gross losses in 2005.

At December 31, 2006, assets amounting to $17.1 billion were pledged primarily for potential borrowing at the Federal Reserve Discount Window. The significant components of pledged assets were as follows: $13.1

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

billion were securities and $4.0 billion were loans. Included in these pledged assets was securities available-for-sale of $981 million which were pledged as collateral for actual borrowings. The lenders in these borrowings have the right to repledge or sell these securities. The Company obtains securities under resale, securities borrowed and custody agreements on terms which permit it to repledge or resell the securities to others. As of December 31, 2006, the market value of the securities received that can be sold or repledged was $12.9 billion. The Company routinely repledges or lends these securities to third parties. As of December 31, 2006, the market value of collateral repledged and sold was $198 million.

7. Loans

The Company’s loan distribution and industry concentrations of credit risk at December 31, 2006 and 2005 are incorporated by reference from “Loans” in the MD&A section of this report.

In the ordinary course of business, the Company and its banking subsidiaries have made loans at prevailing interest rates and terms to directors and executive officers of the Company and to entities in which certain Company directors have an ownership interest or direct or indirect subsidiaries of such entities. The aggregate dollar amount of these loans was $211 million, $244 million, and $229 million at December 31, 2006, 2005, and 2004, respectively. These loans are primarily extensions of credit under revolving lines of credit established for such entities.

The composition of the Company’s loan portfolio at December 31 is shown in the following table:

(In millions)	2006	2005
Commercial	$5,925	$4,860
Real Estate	4,521	3,588
Consumer Loans	266	378
Lease Financings	5,498	5,525
Banks and Other Financial Institutions	7,844	6,462
Loans for Purchasing or Carrying Securities	7,114	4,935
Margin Loans	5,167	6,089
Government and Official Institutions	9	101
Other	1,449	989
Less: Allowance for Loan Losses	(287)	(326)

Total	$37,506	$32,601

Transactions in the allowance for credit losses, which represents the allowance for loan losses plus the allowance for lending-related commitments are summarized as follows:

	2006
(In millions)	Allowance for Loan Losses	Allowance for Lending-Related Commitments	Allowance for Credit Losses
Balance, Beginning of Period	$326	$144	$470
Charge-Offs	(29)	—	(29)
Recoveries	16	—	16

Net Charge-Offs	(13)	—	(13)
Provision	(26)	6	(20)

Balance, End of Period	$287	$150	$437

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2005
	Allowance for Loan Losses	Allowance for Lending-Related Commitments	Allowance for Credit Losses
Balance, Beginning of Period	$491	$136	$627
Charge-Offs	(154)	—	(154)
Recoveries	4	—	4

Net Charge-Offs	(150)	—	(150)
Provision	(15)	8	(7)

Balance, End of Period	$326	$144	$470

	2004
	Allowance for Loan Losses	Allowance for Lending-Related Commitments	Allowance for Credit Losses
Balance, Beginning of Period	$558	$125	$683
Charge-Offs	(57)	—	(57)
Recoveries	5	—	5

Net Charge-Offs	(52)	—	(52)
Provision	(15)	11	(4)

Balance, End of Period	$491	$136	$627

The table below sets forth information about the Company’s nonperforming assets and impaired loans at December 31:

(In millions)	2006	2005	2004
Domestic Nonperforming Loans	$28	$13	$122
Foreign Nonperforming Loans	9	13	28

Total Nonperforming Loans	37	26	150
Other Assets Owned	1	13	1

Total Nonperforming Assets	$38	$39	$151

Impaired Loans with an Allowance	$8	$17	$84
Impaired Loans without an Allowance(1)	19	—	65

Total Impaired Loans	$27	$17	$149

Allowance for Impaired Loans(2)	$1	$5	$25
Average Balance of Impaired Loans during the Year	41	101	253
Interest Income Recognized on Impaired Loans during the Year	2	3	4

(1)	When the discounted cash flows, collateral value or market price equals or exceeds the carrying value of the loan, then the loan does not require an allowance under the accounting standard related to impaired loans.
(2)	The allowance for impaired loans is included in the Company’s allowance for loan losses.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Lost Interest

(In millions)	2006	2005	2004
Amount by which interest income recognized on nonperforming loans exceeded reversals:
Total	$1	$—	$2
Foreign	—	—	—
Amount by which interest income would have increased if nonperforming loans at year-end had been performing for the entire year:
Total	1	1	4
Foreign	—	—	1

At December 31, 2006, commitments to borrowers whose loans were classified as nonaccrual or reduced rate were not material. The Company uses the discounted cash flow method as its primary method for valuing its impaired loans.

8. Other Assets

	December 31,
(In millions)	2006	2005
Accounts and Interest Receivable	$3,443	$2,186
Fails to Deliver	1,523	1,496
Other Investments	857	915
Prepaid Pension Assets	635	931
Software	388	355
Margin Deposits	324	190
Prepaid Expenses	223	265
Other	2,367	1,372

Total Other Assets	$9,760	$7,710

9. Long-Term Debt

The following is a summary of the contractual maturity of long-term debt at December 31, 2006 and totals for 2005:

	2006				2005
(In millions)	5 Years and Under	After 5 Years Through 10 Years	After 10 Years	Total	Total
Senior Debt
Fixed Rate	$2,094	$12	$—	$2,106	$2,077
Floating Rate	1,150	600	31	1,781	1,680
Subordinated Debt(1)	225	1,519	1,957	3,701	2,876
Junior Subordinated Debt(1)	—	—	1,185	1,185	1,184

Total	$3,469	$2,131	$3,173	$8,773	$7,817

(1)	Fixed rate

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has $700 million of debt maturing in 2007. At December 31, 2006, subordinated debt aggregating $1,144 million was redeemable at the option of the Company as follows: $341 million in 2007; $284 million in 2008; and $519 million after 2008. The Company has $250 million of subordinated debt that is fixed at 4.25% until 2007 when it becomes variable. The Company has the option to call this debt at that time. The Company has $400 million of subordinated debt that is fixed at 3.40% until 2008 when it becomes variable. The Company has the option to call this debt at that time.

Weighted Average Interest Rates	2006	2005
Fixed-Rate Senior Debt	4.41%	4.12%
Floating-Rate Senior Debt	5.38	4.37
Fixed-Rate Subordinated Debt	5.27	5.44
Preferred Trust Securities	7.12	7.12
Range of Fixed Interest Rates at December 31, 2006 are:
	From	To
Senior Debt	3.63%	5.41%
Subordinated Debt	3.27	7.40
Junior Subordinated Debt	5.95	7.97

Exposure to interest rate movements is reduced by interest rate swap agreements. As a result of these agreements, the effective interest rates differ from those stated.

Wholly owned subsidiaries of the Company (the “Trusts”) have issued cumulative Company-Obligated Mandatory Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures (“Preferred Trust Securities”). The sole assets of each trust are junior subordinated deferrable interest debentures of the Company, whose maturities and interest rates match the Preferred Trust Securities. The Company’s obligations under the agreements that relate to the Preferred Trust Securities, the Trusts and the debentures constitute a full and unconditional guarantee by the Company of the Trusts’ obligations under the Preferred Trust Securities.

The following table sets forth a summary of the Junior Subordinated Debt issued by the Company as of December 31, 2006:

Preferred Trust Securities

(Dollars in millions)	Amount	Interest Rate	Assets of Trust (1)	Due Date	Call Date	Call Price
BNY Institutional Capital Trust A	$300	7.78%	$309	2026	2006	103.89%
BNY Capital I	300	7.97	309	2026	2006	103.99
BNY Capital IV	200	6.88	206	2028	2004	Par
BNY Capital V	350	5.95	361	2033	2008	Par

	$1,150		$1,185

(1)	Junior Subordinated Debt

The Company has the option to shorten the maturity of BNY Capital IV to 2013 or extend the maturity to 2047. All of the preferred trust securities have been swapped to floating rate.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10. Securitizations

The Company provides services to two QSPEs as of December 31, 2006.

Money Fund Securitization

In 2000, the Company purchased BNY Hamilton Money Fund shares with a market value of $400 million. The Company then sold the right to receive the principal value of the shares in 2021 in a securitization transaction and retained the rights to receive on-going dividends from the shares. The Company did not recognize a gain on the sale. The purpose of this securitization is to achieve a favorable after-tax risk-adjusted investment return. The Company sponsors the BNY Hamilton Money Fund and receives an administrative fee for servicing the fund. The Company hedged a portion of the interest rate risk of the transaction by entering into a $200 million interest rate swap with a third party. The retained interest is recorded in available-for-sale securities in the consolidated balance sheet.

Municipal Bond Securitizations

The Company also sponsored $43 million of municipal bond securitizations for which no gain was recognized. The municipal bonds that were transferred were weekly variable rate demand bonds that are designed to trade at par. Therefore, the book value of the bonds was equal to par and they were sold at par, resulting in no gain or loss on sale. All of the bonds in the program are credit enhanced by a third party letter of credit provider rated at least A3/BBB. The Company provides additional liquidity and credit enhancement through total rate of return swaps, letters of credit, and/or, standby bond purchase agreements. The program’s purpose is to achieve a favorable after-tax risk-adjusted investment return.

Asset-Backed Commercial Paper Securitization

Since 2000, the Company sells and distributes securities for an asset-backed commercial paper securitization program. The Company services the program and receives a market-based fee of approximately five basis points that is just adequate to compensate the Company for its servicing responsibilities. As a result, there is no servicing asset or liability. At December 31, 2006, there were no assets in the program.

In 2007, the Company restructured the program to be a variable interest entity. A third party holds the first loss position, which is designed to absorb the majority of any expected losses. The Company provides additional liquidity and credit enhancement to the commercial paper securitization program through total rate of return swaps and a subordinated loan. The swaps are constructed to mature as the commercial paper matures. To the extent there is a liquidity issue impacting the paying ability of the underlying assets or if the underlying assets undergo a credit default, the swaps ensure the timely payments to the beneficial interest holders.

The authorized size of the program is $5 billion. The purpose of the securitization is to hold highly rated asset-backed securities and secured corporate obligations in a capital efficient manner.

Impact of Programs

The impact of these securitizations on the Company’s fully diluted earnings per share is less than 1 cent. Furthermore, if these transactions were consolidated on the balance sheet, there would have been virtually no impact on the Company’s liquidity, and the Tier 1 and Total Capital ratios at December 31, 2006 would have been two basis points lower.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Shareholders’ Equity

The Company has 5 million authorized shares of Class A convertible preferred stock having a par value of $2.00 per share. At December 31, 2006 and 2005, 3,000 shares were outstanding. On January 22, 2007, the Company redeemed 300 shares of Class A convertible preferred stock at a per share redemption price of $25 plus accrued dividends of $11.03. The remaining 2,700 shares were converted into Company common stock with shareholders receiving 7.39644 shares of Company common stock for each share of Class A convertible preferred stock.

In addition to the Class A preferred stock, the Company has 5 million authorized shares of preferred stock having no par value, with no shares outstanding at December 31, 2006 and 2005, respectively.

In February 2005, the Company’s Board of Directors voted unanimously to terminate the Company’s Rights Plan and to impose conditions on its ability to adopt a shareholder rights plan in the future.

Each share of the Company’s common stock represented one right under the Rights Plan. On March 25, 2005, the Company paid 5 cents per right to redeem them.

The Company has reserved the right of its Board, by a majority vote of its independent directors in their exercise of their fiduciary duties, to determine in light of the circumstances then existing if it would be in the best interest of the Company and its shareholders to adopt a new shareholder rights plan without prior shareholder approval. If a shareholder rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within 12 months from its effective date unless ratified by the Company’s shareholders.

At December 31, 2006, the Company had reserved for issuance approximately 72 million common shares pursuant to the terms of employee benefit plans.

In October 2006, the Company repurchased 10 million shares of common stock at an initial price of $35.33 from a broker-dealer counterparty who borrowed the shares, as part of an accelerated share repurchase program. The initial price is subject to a purchase price adjustment based on the price the counterparty actually pays for the shares. The program matures in October 2007 when the Company expects to issue shares to settle the purchase price adjustment. Based on the Company’s stock price at December 31, 2006, the Company’s obligation under the purchase price adjustment was approximately 1 million shares.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Basic and diluted earnings per share are calculated as follows:

(In millions, except per share amounts)	2006	2005	2004
Income from Continuing Operations	$1,476	$1,343	$1,253
Income from Discontinued Operations	1,535	228	187

Net Income(1)	$3,011	$1,571	$1,440

Basic Weighted Average Shares Outstanding	756	765	772
Shares Issuable upon Conversion:
Employee Stock Options	10	8	6

Diluted Weighted Average Shares Outstanding	766	773	778

Basic Earnings per Share:
Income from Continuing Operations	$1.95	$1.75	$1.63
Income from Discontinued Operations	2.03	0.30	0.24
Net Income	3.98	2.05	1.87
Diluted Earnings per Share:
Income from Continuing Operations	$1.93	$1.74	$1.61
Income from Discontinued Operations	2.00	0.29	0.24
Net Income	3.93	2.03	1.85

(1)	Net income, net income available to common shareholders and diluted net income are the same for all years presented.

12. Stock Option Plans

The Company’s stock option plans (“the Option Plans”) provide for the issuance of stock options at fair market value at the date of grant to officers and employees of the Company and its subsidiaries. At December 31, 2006, under the Option Plans, the Company may issue 26,580,929 new options. In addition, the Company may reissue any options cancelled under its 1999 and 2003 Long-Term Incentive Plans. Generally, each option granted under the Option Plans is exercisable between one and ten years from the date of grant.

The compensation cost that has been charged against income was $46 million, $49 million, and $39 million for 2006, 2005, and 2004, respectively. The total income tax benefit recognized in the income statement was $19 million, $20 million, and $16 million for 2006, 2005, and 2004, respectively.

In 2006 and 2005, the Company used a lattice-based binomial method to calculate the fair value on the date of grant. In 2004 the Company used a Black-Scholes model. The fair value of each option award is estimated on the date of grant using the following weighted-average assumptions noted in the following table.

	2006	2005	2004
Dividend Yield	2.8%	2.6%	2.5%
Expected Volatility	22	24	25
Risk-free Interest Rate	4.72	4.17	2.61
Expected Option Lives (in years)	6	5	5

For 2006 and 2005 assumptions were determined as follows:

•	Expected volatilities are based on implied volatilities from traded options on the Company’s stock, historical volatility of the Company’s stock, and other factors.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	The Company uses historical data to estimate option exercise and employee termination within the valuation model.

•	The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve at the time of grant.

•	The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding.

A summary of the status of the Company’s Option Plans as of December 31, 2006, 2005, and 2004, and changes during the years ended on those dates is presented below:

	2006		2005		2004
Options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at Beginning of Year	69,463,224	$35.18	68,809,804	$34.89	66,185,011	$34.44
Granted	6,261,200	34.99	6,249,675	30.37	7,215,950	33.06
Exercised	(9,190,540)	24.01	(3,370,085)	18.22	(2,614,568)	17.08
Canceled	(2,150,850)	40.22	(2,226,170)	38.45	(1,976,589)	36.39

Outstanding at End of Year	64,383,034	36.59	69,463,224	35.18	68,809,804	34.89

Options Exercisable at End of Year	52,845,216	37.32	54,918,181	36.79	47,337,115	37.49
Weighted Average Fair Value of Options at Grant Date	$7.31		$6.13		$6.24
Aggregate Intrinsic Value (In millions)
—Outstanding at 12/31	$338		$189		$270
—Exercisable at 12/31	268		144		152

The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/06	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 12/31/06	Weighted Average Exercise Price
$ 17 to 26	10,199,372	6.0 Years	$23.00	10,188,772	$23.00
26 to 31	8,734,843	5.7	29.37	5,167,895	28.67
31 to 43	35,142,094	5.3	37.72	27,182,024	38.65
43 to 57	10,306,725	4.2	52.28	10,306,525	52.28

17 to 57	64,383,034	5.3	36.59	52,845,216	37.32

The total intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 was $100 million, $31 million, and $27 million.

As of December 31, 2006, there was $41 million of total unrecognized compensation cost related to nonvested shares granted under the Option Plans. The unrecognized compensation cost is expected to be recognized over a weighted-average period of 1.8 years.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash received from option exercise under the option plans for the years ended December 31, 2006, 2005, and 2004, was $217 million, $61 million, and $45 million, respectively. The actual tax benefit realized for the tax deductions from options exercised totaled $41 million, $11 million, and $9 million, respectively, for the years ended December 31, 2006, 2005, and 2004.

13. Income Taxes

Income taxes included in the consolidated statements of income consist of the following:

	2006			2005			2004
(In millions)	Current	Deferred	Total	Current	Deferred	Total	Current	Deferred	Total
Federal	$(30)	$425	$395	$437	$(96)	$341	$72	$400	$472
Foreign	232	—	232	198	—	198	112	—	112
State and Local	94	(27)	67	55	41	96	20	(17)	3

Income Taxes	$296	$398	$694	$690	$(55)	$635	$204	$383	$587

The components of income before taxes are as follows:

(In millions)	2006	2005	2004
Domestic	$1,582	$1,712	$1,725
Foreign	588	266	115

Income Before Taxes	$2,170	$1,978	$1,840

The Company’s net deferred tax liability (included in accrued taxes and other expenses) at December 31 consisted of the following:

(In millions)	2006	2005	2004
Lease Financings	$3,298	$3,202	$3,427
Depreciation and Amortization	757	549	441
Pension	237	373	382
Discount on Money Market Investment	122	121	126
Securities Valuation	92	31	105
Credit Losses on Loans	(201)	(251)	(299)
Tax Credit Carryovers	(286)	(390)	(375)
Net Operating Loss Carryover	(323)	(285)	(140)
Liabilities not Deducted for Tax	(175)	(118)	(111)
Other Assets	(175)	(190)	(221)
Other Liabilities	126	66	99

Net Deferred Tax Liability	$3,472	$3,108	$3,434

The Company has recorded foreign tax credit carryovers of $225 million, a portion of which will begin to expire in 2012, and general business credit carryovers of $59 million which begin to expire in 2023. The Company has federal net operating loss carryovers of $923 million (for which it has recorded a $323 million tax benefit) related to a separate filing of a group of certain leasing subsidiaries which begin to expire in 2023. The Company has not recorded a valuation allowance because it expects to realize its deferred tax assets including these carryovers.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of December 31, 2006, the Company had approximately $223 million of earnings attributable to foreign subsidiaries that have been permanently reinvested abroad and for which no provision has been recorded for income tax that would occur if repatriated. The related unrecognized deferred tax liability is approximately $34 million.

The statutory federal income tax rate is reconciled to the Company’s effective income tax rate below:

	2006	2005	2004
Federal Rate	35.0%	35.0%	35.0%
State and Local Income Taxes, Net of Federal Income Tax Benefit	2.0	2.7	(0.3)
Nondeductible Expenses	0.2	0.5	0.5
Credit for Synthetic Fuel Investments	(1.8)	(2.5)	(1.0)
Credit for Low-Income Housing Investments	(1.7)	(1.8)	(2.2)
Tax-Exempt Income from Municipal Securities	(0.1)	(0.2)	(0.2)
Other Tax-Exempt Income	(1.3)	(1.3)	(1.4)
Foreign Operations	(0.7)	(0.4)	0.2
Leveraged Lease Portfolio	—	(0.3)	(0.6)
Tax Reserve–LILO Exposure	0.5	0.5	2.7
Other–Net	(0.1)	(0.1)	(0.8)

Effective Rate	32.0%	32.1%	31.9%

The Company’s consolidated income tax returns are closed to examination through 1995. Although the Internal Revenue Services (“IRS”) has completed its examination for 1996 and 1997, at this time a formal revenue agent’s report has not been received. The IRS is currently examining the Company’s consolidated federal income tax return for tax years 1998 through 2002. New York State and New York City return examinations have been completed through 1993. New York State and New York City are currently examining the Company’s tax returns for the years 1994 through 1996.

14. Employee Benefit Plans

The Company has defined benefit and defined contribution retirement plans covering substantially all full-time and eligible part-time employees and other postretirement benefit plans providing healthcare benefits for certain retired employees.

Adoption of SFAS 158

On December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS 158. This statement required the Company to recognize the funded status of its defined benefit pension and healthcare plans in the December 31, 2006 balance sheet, with a corresponding adjustment to accumulated other comprehensive income, net of tax. The adjustment to accumulated other comprehensive income at adoption represents the net unrecognized actuarial losses, unrecognized prior service costs, and unrecognized transition obligation remaining from the initial adoption of SFAS No. 87 (“SFAS 87”), “Employers’ Accounting for Pensions,” and SFAS No. 106 (“SFAS 106”), “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” all of which were previously netted against the plan’s funded status in the Company’s consolidated balance sheet pursuant to the provisions of SFAS 87 and SFAS 106. These amounts will be subsequently recognized as net periodic pension cost pursuant to the Company’s historical accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic pension cost in the same periods will be recognized as a component of other comprehensive income. Those amounts will be subsequently recognized as a component of net periodic pension cost on the same basis as the amounts recognized in accumulated other comprehensive income at adoption of SFAS 158.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table illustrates the incremental effect of adopting the provisions of SFAS 158 on the Company’s consolidated balance sheets at December 31, 2006. The adoption of SFAS 158 had no impact on the Company’s consolidated statement of income for the year ended December 31, 2006, or for any prior period presented, and it will not affect the Company’s operating results in future periods. Had the Company not been required to adopt SFAS 158 at December 31, 2006, it would have recognized an additional minimum liability pursuant to the provisions of SFAS 87. The effect of recognizing the additional minimum liability is included in table below in the column labeled “Prior to Adoption of SFAS 158.”

Incremental Effect of Applying SFAS 158

On Individual Line Items of the Consolidated Balance Sheets

(In millions)	Prior to Adoption of SFAS 158	Effect of Adopting SFAS 158	As Reported at December 31, 2006
Other Assets	$10,060	$(300)	$9,760
Total Assets	103,670	(300)	103,370
Accrued Taxes and Other Expenses	5,165	(36)	5,129
Total Liabilities	91,813	(36)	91,777
Accumulated Other Comprehensive Income	(53)	(264)	(317)
Total Shareholders’ Equity	11,857	(264)	11,593

Included in accumulated other comprehensive income at December 31, 2006 are the following amounts that have not yet recognized in net periodic cost: unrecognized transition asset of $25 million ($15 million net of tax), unrecognized prior service credits of $84 million ($49 million net of tax), and unrecognized actuarial losses of $496 million ($291 million net of tax). The transition obligation, prior service credit, and actuarial loss included in accumulated other comprehensive income and expected to be recognized in net periodic pension cost during the year-ended December 31, 2007 is $4 million ($2 million net of tax), $10 million ($6 million net of tax), and $38 million ($22 million net of tax), respectively.

For 2006 and 2005, the Company used September 30 as the measurement date for plan assets and obligations. For 2008 pension expense, the Company will change the measurement date to December 31, 2007.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Defined Benefit Plans

The following table provides a reconciliation of the changes in the benefit obligation, fair value of plan assets, and funded status for September 30, 2006 and 2005:

	Pension Benefits				Healthcare Benefits
	Domestic		Foreign		Domestic		Foreign
(In millions)	2006	2005	2006	2005	2006	2005	2006	2005
Change in Benefit Obligation
Obligation at Beginning of Period	$(963)	$(969)	$(227)	$(172)	$(185)	$(153)	$(8)	$(6)
Plan Amendments	—	114	—	—	—	—	—	—
Service Cost	(49)	(64)	(9)	(9)	—	—	—	—
Interest Cost	(53)	(55)	(11)	(9)	(10)	(9)	(1)	(1)
Employee Contributions	—	—	(1)	(1)	—	—	—	—
Actuarial Gain/ (Loss)	136	(30)	2	(44)	3	(37)	1	(1)
Curtailment Gain/ (Loss)	(4)	—	2	—	—	—	—	—
Benefits Paid	66	41	4	4	17	14	—	—
Foreign Exchange Adjustment	N/A	N/A	(14)	4	N/A	N/A	—	—

Obligation at End of Period	(867)	(963)	(254)	(227)	(175)	(185)	(8)	(8)

Change in Plan Assets
Fair Value at Beginning of Period	1,333	1,240	219	149	65	62	—	—
Actual Return on Plan Assets	143	132	23	23	3	3	—	—
Employer Contributions	15	2	13	53	—	—	—	—
Employee Contributions	—	—	1	1	—	—	—	—
Benefit Payments	(66)	(41)	(4)	(4)	—	—	—	—
Foreign Exchange Adjustment	N/A	N/A	13	(3)	N/A	N/A	—	—

Fair Value at End of Period	1,425	1,333	265	219	68	65	—	—

Funded Status at End of Period	558	370	11	(8)	(107)	(120)	(8)	(8)
Unrecognized Net Transition (Asset)/Obligation	N/A	—	N/A	—	N/A	38	N/A	—
Unrecognized Prior Service Cost	N/A	(113)	N/A	—	N/A	—	N/A	—
Unrecognized Net (Gain)/Loss	N/A	587	N/A	73	N/A	95	N/A	—
Additional Liability	N/A	—	N/A	(2)	N/A	—	N/A	—

Net Amount Recognized	N/A	$844	N/A	$63	N/A	$13	N/A	$(8)

Fourth Quarter Activity, Net	4		—		4		—

Funded Status at Year-End	$562		$11		$(103)		$(8)

Unrecognized actuarial gains and losses are amortized over the future service period (11 years) of active employees if they exceed a threshold amount. The Company currently has unrecognized losses, which are being amortized.

Amounts recognized in the Company’s consolidated balance sheet at September 30, 2006 and 2005 consist of:

	Pension Benefits				Healthcare Benefits
	Domestic		Foreign		Domestic		Foreign
(In millions)	2006	2005	2006	2005	2006	2005	2006	2005
Prepaid Benefit Cost	$610	$903	$25	$73	$—	$13	$—	$—
Accrued Benefit Cost	(52)	(59)	(14)	(10)	(107)	—	(8)	(8)

	$558	$844	$11	$63	$(107)	$13	$(8)	$(8)

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The accumulated benefit obligation for all defined benefit plans was $1,048 million at September 30, 2006 and $1,080 million at September 30, 2005.

The following table contains information for pension plans with an accumulated benefit obligation in excess of plan assets at December 31:

	Domestic		Foreign
(In millions)	2006	2005	2006	2005
Projected Benefit Obligation	$52	$61	$13	$13
Accumulated Benefit Obligation	49	59	12	11
Fair Value of Plan Assets	—	—	1	1

Net Periodic Benefit Cost

Net periodic benefit cost included the following components:

	Pension Benefits						Healthcare Benefits
	Domestic			Foreign			Domestic			Foreign
(In millions)	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005
Net Periodic Cost (Income):
Service Cost	$49	$64	$47	$9	$9	$9	$—	$—	$1	$—	$—
Interest Cost	53	55	50	11	9	9	10	9	8	1	1
Expected Return on Asset	(100)	(120)	(132)	(15)	(11)	(11)	(5)	(5)	(6)	—	—
Curtailment (Gain)/ Loss	(11)	—	—	—	—	—	8	—	—	—	—
Other	35	18	4	7	2	—	12	8	7	—	—

Net Periodic Cost (Income) (1)	$26	$17	$(31)	$12	$9	$7	$25	$12	$10	$1	$1

(1)	Pension benefits expense includes discontinued operations expense of $6 million for 2006, 2005 and 2004.

Plan Assumptions

	Pension Benefits				Healthcare Benefits
	Domestic		Foreign		Domestic		Foreign
(Dollars in millions)	2006	2005	2006	2005	2006	2005	2006	2005
Market-Related Value of Plan Assets at Beginning Period	$1,324	$1,502	$252	$219	$72	$70	N/A	N/A
Discount Rate	6.00%	5.88%	4.95%	4.90%	6.00%	5.88%	5.00%	5.00%
Expected Rate of Return on Plan Assets	8.00	7.88	6.40	6.70	8.00	7.25	N/A	N/A
Rate of Compensation Increase	3.75	3.75	4.46	4.20

The Company’s expected long-term rate of return on plan assets is based on anticipated returns for each asset class. Anticipated returns are weighted for the target allocation for each asset class. Anticipated returns are based on forecasts for prospective returns in the equity and fixed income markets, which should track the long-term historical returns for these markets. The Company also considers the growth outlook for U.S. and global economies, as well as current and prospective interest rates.

For additional information on pension assumptions see “Critical Accounting Policies” in the MD&A section.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Assumed Healthcare Cost Trend

Domestic Healthcare Benefits

The assumed healthcare cost trend rate used in determining benefit expense for 2006 is 9.7% decreasing to 5.0% in 2013. This projection is based on various economic models that forecast a decreasing growth rate of healthcare expenses over time. The underlying assumption is that healthcare expense growth cannot outpace gross national product (“GNP”) growth indefinitely, and over time a lower equilibrium growth rate will be achieved. Further, the growth rate assumed in 2013 bears a reasonable relationship to the discount rate.

An increase in the healthcare cost trend rate of one percentage point for each year would increase the postretirement benefit obligation by $14.6 million, or 8.3%, and the sum of the service and interest costs by $0.9 million, or 8.4%. Conversely, a decrease in this rate of one percentage point for each year would decrease the benefit obligation by $12.6 million, or 7.2%, and the sum of the service and interest costs by $0.8 million, or 7.2%.

Foreign Healthcare Benefits

An increase in the healthcare cost trend rate of one percentage point for each year would increase the postretirement benefit obligation by $2.1 million, or 24%, and the sum of the service and interest costs by $0.2 million, or 26%. Conversely, a decrease in this rate of one percentage point for each year would decrease the benefit obligation by $1.7 million, or 18%, and the sum of the service and interest costs by $0.2 million, or 20%.

Investment Strategy and Asset Allocation

The Company’s investment objective for its U.S. and foreign plans is to maximize total return while maintaining a broadly diversified plan. Equities are the main holding including the Company’s common stock as well as private equities. The Company has committed to fund additional private equities, which, when the commitments are drawn upon, will bring the Company’s actual allocation for private equities closer to its target of 8%. Alternative investments and fixed income securities provide diversification and lower the volatility of returns.

The Company’s pension assets were invested as follows at September 30:

	Actual Allocation				Target Allocation
	2006		2005
	Domestic	Foreign	Domestic	Foreign	Domestic	Foreign
Equities	69%	54%	69%	60%	51%	52%
Fixed Income	19	38	22	40	24	45
Alternative Investment	7	—	5	—	10	3
Private Equities	3	—	2	—	8	—
Real Estate	—	—	—	—	7	—
Cash	2	8	2	—	—	—

Total Plan Assets	100%	100%	100%	100%	100%	100%

Included in the domestic plan assets above were 4.2 million shares of the Company’s common stock with a fair value of $150 million and $125 million on September 30, 2006 and 2005, respectively, representing 11% of 2006 plan assets and 9% of 2005 plan assets. In October 2006, the Company purchased 2.1 million shares of its common stock from its main domestic pension plan. The remaining 2.1 million shares had a fair value of $84 million as of December 31, 2006. Assets of the U.S. postretirement healthcare plan are invested in an insurance contract.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Expected Contributions for the Fiscal Year Ending December 31, 2007

The Company estimates that the contributions it will make in 2007 to fund its pension plans will be $5.5 million for the domestic plans and $6.3 million for the foreign plans.

Estimated Future Benefit Payments

The following table shows the expected future benefit payments for the next 10 years:

(In millions)	Pension Benefits		Healthcare Benefits
Year	Domestic	Foreign	Domestic	Foreign
2007	$132	$4	$15	$—
2008	66	5	16	—
2009	72	5	16	—
2010	73	6	16	—
2011	81	6	15	—
2012-2016	395	47	62	2

	$819	$73	$140	$2

Defined Contribution Plans

The Company has an Employee Stock Ownership Plan (“ESOP”) covering certain domestic full-time employees with more than one year of service. The ESOP works in conjunction with the Company’s defined benefit pension plan. Employees are entitled to the higher of their benefit under the ESOP or the defined benefit pension plan. If the benefit under the pension plan is higher, the employee’s share of the ESOP is contributed to the pension plan. Contributions are made equal to required principal and interest payments on borrowings by the ESOP. At September 30, 2006 and 2005, the ESOP owned 10.5 million and 10.9 million shares of the Company’s stock, respectively. The fair value of total ESOP assets were $375 million and $326 million at September 30, 2006 and 2005. Contributions were approximately $3.3 million in 2006, $2.1 million in 2005 and $0.2 million in 2004. ESOP related expense was $3 million, $2 million and $3 million in 2006, 2005 and 2004.

The Company has defined contribution plans, excluding the ESOP, for which it recognized a cost of $62 million in 2006, $58 million in 2005, and $60 million in 2004.

15. Company Financial Information

The Bank of New York, the Company’s primary banking subsidiary, and its other U.S. bank subsidiaries are subject to dividend limitations under the Federal Reserve Act and state banking laws. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the Bank’s net profits for such year combined with retained net profits for the prior two years. The Bank is also prohibited from paying a dividend in excess of undivided profits.

Under the first and more significant of these limitations, the Bank could declare dividends of approximately $791 million in 2007 plus net profits earned in the remainder of 2007.

The Federal Reserve Board can also prohibit a dividend if payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board generally considers that a bank’s dividends should not exceed earnings from continuing operations.

The Company’s capital ratios and discussion of related regulatory requirements are incorporated by reference from “Capital Resources” in the MD&A section.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Federal Reserve Act limits and requires collateral for extensions of credit by the Company’s insured subsidiary banks to the Company and certain of its non-bank affiliates. Also, there are restrictions on the amounts of investments by such banks in stock and other securities of the Company and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by the banks to each of the Company and such affiliates are limited to 10% of such bank’s regulatory capital, and in the aggregate for the Company and all such affiliates to 20%, and collateral must be between 100% and 130% of the amount of the credit, depending on the type of collateral.

The insured subsidiary banks of the Company are required to maintain reserve balances with Federal Reserve Banks under the Federal Reserve Act and Regulation D. Required balances averaged $112 million and $119 million for the years 2006 and 2005.

In addition, under the National Bank Act, if the capital stock of a national bank, such as The Bank of New York Trust Company, N.A., is impaired by losses or otherwise, the Office of the Comptroller of the Currency (the “OCC”), a bureau of the U.S. Department of the Treasury, is authorized to require payment of the deficiency by assessment upon the bank’s shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three months notice, to sell the stock of such shareholder to make good the deficiency.

The Parent company’s condensed financial statements are as follows:

Balance Sheets

	December 31,
(In millions)	2006	2005
Assets
Cash and Due from Banks	$908	$791
Securities	74	18
Loans	401	91
Investment in and Advances to Subsidiaries and Associated Companies
Banks	11,912	10,846
Other	9,843	8,395

	21,755	19,241
Other Assets	177	170

Total Assets	$23,315	$20,311

Liabilities and Shareholders’ Equity
Other Borrowed Funds	$224	$85
Due to Non-Bank Subsidiaries	2,657	2,723
Other Liabilities	889	383
Long-Term Debt	7,952	7,244

Total Liabilities	11,722	10,435

Shareholders’ Equity*
Preferred	—	—
Common	11,593	9,876

Total Liabilities and Shareholders’ Equity	$23,315	$20,311

*	See Consolidated Statements of Changes in Shareholders’ Equity.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statements of Income

	For the years ended December 31,
(In millions)	2006	2005	2004
Operating Income
Dividends from Subsidiaries
Banks	$2,076	$862	$1,189
Other	687	108	73
Interest from Subsidiaries
Banks	92	104	154
Other	197	142	81
Other	(25)	24	23

Total	3,027	1,240	1,520

Operating Expenses
Interest (including $127 in 2006, $81 in 2005, and $34 in 2004 to subsidiaries)	546	340	169
Other	35	63	5

Total	581	403	174

Income Before Income Taxes and Equity in Undistributed Earnings of Subsidiaries	2,446	837	1,346
Income Tax Expense/(Benefit)	(122)	(58)	29

Income Before Equity in Undistributed Earnings of Subsidiaries	2,568	895	1,317

Equity in Undistributed Earnings of Subsidiaries
Banks	559	411	(15)
Other	(116)	265	138

Total	443	676	123

Net Income	$3,011	$1,571	$1,440

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Statements of Cash Flows

	For the years ended December 31,
(In millions)	2006	2005	2004
Operating Activities
Net Income	$3,011	$1,571	$1,440
Adjustments to Determine Net Cash Attributable to Operating Activities:
Amortization	17	30	15
Equity in Undistributed Earnings of Subsidiaries	(443)	(676)	(123)
Change in Interest Receivable	(7)	—	—
Change in Interest Payable	15	25	5
Change in Taxes Payable	595	23	(53)
Other, Net	(144)	(7)	58

Net Cash Provided by Operating Activities	3,044	966	1,342

Investing Activities
Purchases of Securities	(61)	(18)	(3)
Sales of Securities	8	—	3
Change in Loans	(310)	(61)	9
Acquisition of, Investment in, and Advances to Subsidiaries	(2,367)	(2,093)	(232)
Other, Net	125	15	4

Net Cash Used by Investing Activities	(2,605)	(2,157)	(219)

Financing Activities
Change in Other Borrowed Funds	139	(168)	180
Proceeds from the Issuance of Long-Term Debt	974	1,778	209
Repayments of Long-Term Debt	(258)	(202)	(476)
Change in Advances from Subsidiaries	(66)	236	225
Issuance of Common Stock	428	243	227
Treasury Stock Acquired	(883)	(417)	(119)
Cash Dividends Paid	(656)	(644)	(608)
Stock Rights Redemption	—	(39)	—

Net Cash Provided (Used) by Financing Activities	(322)	787	(362)

Change in Cash and Due from Banks	117	(404)	761
Cash and Due from Banks at Beginning of Year	791	1,195	434

Cash and Due from Banks at End of Year	$908	$791	$1,195

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
Interest	$530	$314	$168
Income Taxes	430	658	96

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Other Noninterest Income and Expense

In 2006, other noninterest income included a pre-tax gain of $35 million related to the conversion of the Company’s New York Stock Exchange seats into cash and shares of NYSE Group, Inc. common stock, some of which were sold. In 2006, other noninterest expense included a $22 million transition services expense related to the Acquired Corporate Trust Business. In 2005, other noninterest income included a $17 million gain on the sale of Company’s interest in Financial Models Companies, Inc. In 2004, other noninterest income included a pre-tax gain of $48 million from the sale of a portion of the Company’s investment in Wing Hang.

Other noninterest income includes equity in earnings of unconsolidated subsidiaries of $50 million, $44 million, and $43 million in 2006, 2005, and 2004.

17. Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments (i.e., monetary assets and liabilities) are determined under different accounting methods—see “Summary of Significant Accounting and Reporting Policies” in the Notes to the Consolidated Financial Statements. The following disclosure discusses these instruments on a uniform fair value basis. However, active markets do not exist for a significant portion of these instruments, principally loans and commitments. As a result, fair value determinations require significant subjective judgments regarding future cash flows. Other judgments would result in different fair values. Among the assumptions used by the Company are discount rates ranging principally from 5% to 8% at December 31, 2006 and 4% to 7% at December 31, 2005. The fair value information supplements the basic financial statements and other traditional financial data presented throughout this report.

A summary of the practices used for determining fair value is as follows.

Interest–bearing Deposits in Banks

The fair value of interest–bearing deposits in banks is based on discounted cash flows.

Securities, Trading Activities, and Derivatives Used for ALM

The fair value of securities and trading assets and liabilities is based on quoted market prices, dealer quotes, or pricing models. Fair value amounts for derivative instruments, such as options, futures and forward rate contracts, commitments to purchase and sell foreign exchange, and foreign currency swaps, are similarly determined. The fair value of interest rate swaps is the amount that would be received or paid to terminate the agreement.

Loans and Commitments

For certain categories of consumer loans, fair value includes consideration of the quoted market prices for securities backed by similar loans. Discounted future cash flows and secondary market values are used to determine the fair value of other types of loans. The fair value of commitments to extend credit, standby letters of credit, and commercial letters of credit is based upon the cost to settle the commitment.

Other Financial Assets

Fair value is assumed to equal carrying value for these assets due to their short maturity.

Deposits, Borrowings, and Long-Term Debt

The fair value of noninterest-bearing deposits and payables to customers and broker-dealers is assumed to be their carrying amount. The fair value of interest-bearing deposits, borrowings, and long-term debt is based upon current rates for instruments of the same remaining maturity or quoted market prices for the same or similar issues.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The carrying amount and estimated fair value of the Company’s financial instruments are as follows:

	December 31,
	2006		2005
(In millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Interest-Bearing Deposits in Banks	$13,172	$13,163	$8,644	$8,640
Securities	21,856	22,332	28,027	28,244
Trading Assets	5,544	5,544	5,930	5,930
Loans and Commitments	31,995	32,209	27,066	27,261
Derivatives Used for ALM	87	141	116	180
Other Financial Assets	10,309	10,309	6,433	6,433

Total Financial Assets	82,963	$83,698	76,216	$76,688

Non-Financial Assets	20,389		17,094
Assets of Discontinued Operations Held-for-Sale	18		8,808

Total Assets	$103,370		$102,118

Liabilities
Noninterest-Bearing Deposits	$19,554	$19,554	$12,706	$12,706
Interest-Bearing Deposits	42,592	42,600	37,081	37,081
Payables to Customers and Broker-Dealers	7,266	7,266	8,623	8,623
Borrowings	2,481	2,481	1,784	1,784
Long-Term Debt	8,773	8,706	7,817	7,820
Trading Liabilities	2,507	2,507	2,401	2,401
Derivatives Used for ALM	134	117	117	94

Total Financial Liabilities	83,307	$83,231	70,529	$70,509

Non-Financial Liabilities	8,406		7,032
Liabilities of Discontinued Operations Held-for-Sale	64		14,681

Total Liabilities	$91,777		$92,242

The table below summarizes the carrying amount of the hedged financial instruments and the related notional amount of the hedge and estimated fair value (unrealized gain/(loss)) of the derivatives that were linked to these items:

			Unrealized
(In millions)	Carrying Amount	Notional Amount	Gain	(Loss)
At December 31, 2006
Loans	$43	$43	$—	$—
Securities Held-for-Sale	493	428	34	(5)
Deposits	1,528	1,530	27	(2)
Long-Term Debt	6,130	6,238	80	(110)
At December 31, 2005
Loans	$410	$416	$7	$(3)
Securities Held-for-Sale	514	433	41	(8)
Deposits	1,232	1,238	7	—
Long-Term Debt	5,068	5,102	125	(83)

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table illustrates the notional amount, remaining contracts outstanding, and weighted average rates for derivative hedging contracts:

	Total	Remaining Contracts Outstanding at December 31,
(Dollars in millions)	12/31/06	2007	2008	2009	2010	2011
Receive Fixed Interest Rate Swaps:
Notional Amount	$7,293	$5,898	$5,582	$4,315	$4,298	$4,025
Weighted Average Rate	5.39%	5.46%	5.73%	5.88%	5.82%	5.83%
Pay Fixed Interest Rate Swaps:
Notional Amount	$946	$663	$234	$212	$205	$—
Weighted Average Rate	5.64%	5.65%	5.91%	6.34%	6.35%	N/A
Forward LIBOR Rate (1)	5.36%	4.93%	4.83%	4.92%	5.02%	5.09%

(1)	The forward LIBOR rate shown above reflects the implied forward yield curve for that index at December 31, 2006. However, actual repricings for ALM interest rate swaps are generally based on 3-month LIBOR.

The Company’s financial assets and liabilities are primarily variable rate instruments except for investment securities. Fixed-rate loans and deposits are issued to satisfy customer and investor needs. Derivative financial instruments are utilized to manage exposure to the effect of interest rate changes on fixed-rate assets and liabilities, and to enhance liquidity. The Company matches the duration of derivatives to that of the assets and liabilities being hedged, so that changes in fair value resulting from changes in interest rates will be offset.

The Company uses interest rate swaps, futures contracts, and forward rate agreements to convert fixed-rate loans, deposits, and long-term debt to floating rates. Basis swaps are used to convert various variable rate borrowings to LIBOR which better matches the assets funded by the borrowings.

The Company uses forward foreign exchange contracts to protect the value of its investments in foreign subsidiaries. The after-tax effects are shown in the cumulative translation adjustment included in shareholders’ equity. At December 31, 2006 and 2005, foreign exchange contracts in a net notional amount of $1,744 million and $1,636 million, with fair values of $(35) million and $24 million, hedged corresponding amounts of foreign investments. These foreign exchange contracts had a maturity of less than six months at December 31, 2006. In 2006, the Company hedged its $33 million net investment in an affiliate with a non-derivative financial instrument. In addition, at December 31, 2006, foreign exchange contracts with notional amounts of $107 million and maturities of less than one year hedged corresponding amounts of foreign currency denominated forecasted transactions; the fair value of these contracts was $ 4 million.

Deferred net gains or losses on ALM derivative financial instruments at December 31, 2006 were a credit of $12 million and a credit of $14 million at December 31, 2005.

Net interest income increased by $3 million in 2006, $95 million in 2005, and $163 million in 2004 as a result of ALM derivative financial instruments.

A discussion of the credit, market, and liquidity risks inherent in financial instruments is presented under “Liquidity”, “Market Risk Management”, “Trading Activities and Risk Management”, and “Asset/Liability Management” in the unaudited MD&A section and in the “Trading Activities” and “Commitments and Contingent Liabilities” in the Notes to the Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

18. Trading Activities

The following table shows the fair value of the Company’s financial instruments that are held for trading purposes:

	2006				2005
(In millions)	Assets		Liabilities		Assets		Liabilities
Trading Account	12/31	Average	12/31	Average	12/31	Average	12/31	Average
Interest Rate Contracts:
Futures and Forward Contracts	$—	$15	$—	$—	$—	$—	$—	$—
Swaps	1,390	1,637	951	1,088	1,438	1,635	635	843
Written Options	—	—	764	961	—	—	1,184	1,253
Purchased Options	208	190	—	—	191	187	—	—
Foreign Exchange Contracts:
Written Options	—	—	115	84	—	—	51	64
Purchased Options	79	134	—	—	68	113	—	—
Commitments to Purchase and Sell Foreign Exchange	301	310	259	355	294	385	316	399
Debt Securities	3,338	3,560	140	238	3,846	3,512	164	171
Credit Derivatives	2	2	9	9	1	1	6	7
Equities	226	146	269	148	92	174	45	129

Total Trading Account	$5,544	$5,994	$2,507	$2,883	$5,930	$6,007	$2,401	$2,866

Foreign exchange and other trading income included the following:

(In millions)	2006	2005	2004
Foreign Exchange	$304	$266	$247
Interest Rate Contracts	25	22	3
Debt Securities	75	67	66
Credit Derivatives	(8)	(2)	2
Equities	29	26	35

Total	$425	$379	$353

Foreign exchange includes income from purchasing and selling foreign exchange, futures, and options. Interest rate contracts reflect results from futures and forward contracts, interest rate swaps, foreign currency swaps, and options. Debt securities primarily reflect income from fixed income securities. Credit derivatives include revenue from credit default swaps. Equities include income from equity securities and equity derivatives.

The following table of total daily revenue or loss captures trading volatility and shows the number of days in which the Company’s trading revenues fell within particular ranges during the past year.

Distribution of Revenues(1)

	For the Quarter Ended
(Dollars in millions)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05
Revenue Range	Number of Occurrences
Less than $(2.5)	0	0	0	0	0
$(2.5) – $0	4	3	2	4	3
$0 – $2.5	45	52	39	40	44
$2.5 – $5.0	11	8	21	18	14
More than $5.0	2	0	2	0	0

(1)	Based on revenues before deducting share of joint venture partner, Susquehanna Trading.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

19. Commitments and Contingent Liabilities

In the normal course of business, various commitments and contingent liabilities are outstanding which are not reflected in the accompanying consolidated balance sheets. Management does not expect any material losses to result from these matters.

The Company’s significant trading and off-balance sheet risks are securities, foreign currency and interest rate risk management products, commercial lending commitments, letters of credit, and securities lending indemnifications. The Company assumes these risks to reduce interest rate and foreign currency risks, to provide customers with the ability to meet credit and liquidity needs, to hedge foreign currency and interest rate risks, and to trade for its own account. These items involve, to varying degrees, credit, foreign exchange, and interest rate risk not recognized in the balance sheet. The Company’s off-balance sheet risks are managed and monitored in manners similar to those used for on-balance sheet risks. There are no significant industry concentrations of such risks.

A summary of the notional amount of the Company’s off-balance sheet credit transactions, net of participations, at December 31, 2006 and 2005 follows:

off-balance sheet Credit Risks

(In millions)	2006	2005
Lending Commitments	$37,364	$33,407
Standby Letters of Credit	10,902	9,873
Commercial Letters of Credit	1,195	1,122
Securities Lending Indemnifications	398,675	310,970

The total potential loss on undrawn commitments, standby and commercial letters of credit, and securities lending indemnifications is equal to the total notional amount if drawn upon, which does not consider the value of any collateral. Since many of the commitments are expected to expire without being drawn upon, the amount does not necessarily represent future cash requirements. The allowance for lending-related commitments at December 31, 2006 and 2005 was $150 million and $144 million.

A securities lending transaction is a fully collateralized transaction in which the owner of a security agrees to lend the security through an agent (the Company) to a borrower, usually a broker/dealer or bank, on an open, overnight or term basis, under the terms of a prearranged contract, which generally matures in less than 90 days. The Company generally lends securities with indemnification against broker default. The Company generally requires the borrower to provide 102% cash collateral which is monitored on a daily basis, thus reducing credit risk. Security lending transactions are generally entered into only with highly-rated counterparties. At December 31, 2006 and 2005, securities lending indemnifications were secured by collateral of $405.5 billion and $317.4 billion.

Standby letters of credit principally support corporate obligations and include $1.0 billion and $0.6 billion that were collateralized with cash and securities at December 31, 2006 and 2005. At December 31, 2006, approximately $7.2 billion of the standbys will expire within one year, and the balance between one to five years.

The notional amounts for other off-balance sheet risks express the dollar volume of the transactions; however, credit risk is much smaller. The Company performs credit reviews and enters into netting agreements to minimize the credit risk of foreign currency and interest rate risk management products. The Company enters into offsetting positions to reduce exposure to foreign exchange and interest rate risk.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2006, approximately $248 billion of interest rate contracts will mature within one year, $364 billion between one and five years, and the balance after five years. At December 31, 2006, approximately $113 billion of foreign exchange contracts will mature within one year and $2 billion between one and five years, and the balance after five years. There were no derivative financial instruments on nonperforming status at year-end 2006.

Use of derivative financial instruments involves reliance on counterparties. Failure of a counterparty to honor its obligation under a derivative contract is a risk the Company assumes whenever it engages in a derivative contract.

A summary of the notional amount and credit exposure of the Company’s derivative financial instruments at December 31, 2006 and 2005 follows:

	Notional Amount		Credit Exposure
(In millions)	2006	2005	2006	2005
Interest Rate Contracts:
Futures and Forward Contracts	$60,986	$40,163	$1	$5
Swaps	322,024	256,045	3,255	3,896
Written Options	199,788	218,997	7	8
Purchased Options	183,855	179,964	641	837
Foreign Exchange Contracts:
Swaps	2,572	3,130	112	156
Written Options	9,596	6,042	9	1
Purchased Options	10,892	7,723	141	100
Commitments to Purchase and Sell Foreign Exchange	93,920	77,448	602	632
Equity Derivatives:
Futures and Forwards	326	339	5	1
Written Options	10,023	2,073	1	14
Purchased Options	6,755	2,011	236	97
Credit Derivatives:
Beneficiary	1,688	1,099	2	—
Guarantor	—	370	—	—

			5,012	5,747
Effect of Master Netting Agreements			(4,215)	(4,843)

Total Credit Exposure			$797	$904

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Operating Leases

Net rent expense for premises and equipment was $180 million in 2006, $181 million in 2005, and $161 million in 2004.

At December 31, 2006 and 2005, the Company was obligated under various noncancelable lease agreements, some of which provide for additional rents based upon real estate taxes, insurance, and maintenance and for various renewal options. The minimum rental commitments under noncancelable operating leases for premises and equipment having a term of more than one year from December 31, 2006 and December 31, 2005 are as follows:

(In millions)
Year After December 31,	2006	2005
First	$141	$155
Second	137	145
Third	128	110
Fourth	122	86
Fifth	112	75
Thereafter	727	412

Total Minimum Lease Payments	$1,367	$983

Other

The Company has provided standard representations for underwriting agreements, acquisition and divestiture agreements, sales of loans and commitments, and other similar types of arrangements and customary indemnification for claims and legal proceedings related to its provision of financial services. Insurance has been purchased to mitigate certain of these risks. The Company is a minority equity investor in, and member of, several industry clearing or settlement exchanges through which foreign exchange, securities, or other transactions settle. Certain of these industry clearing or settlement exchanges require their members to guarantee their obligations and liabilities or to provide financial support in the event other partners do not honor their obligations. It is not possible to estimate a maximum potential amount of payments that could be required with such agreements.

In the ordinary course of business, the Company makes certain investments that have tax consequences. From time to time, the IRS may question or challenge the tax position taken by the Company. The Company engaged in certain types of structured cross-border leveraged leasing investments, referred to as “LILOs”, prior to mid-1999 that the IRS has challenged. In 2004, the IRS proposed adjustments to the Company’s tax treatment of these transactions. On February 28, 2006, the Company settled this matter with the IRS relating to LILO transactions closed in 1996 and 1997. The settlement did not affect 2006 net income, as the impact of the settlement was fully reserved.

The Company’s 1998 leveraged lease transactions are in a subsequent audit cycle and were not part of the settlement. The Company believes that a comparable settlement for 1998 may be possible, given the similarity between these leases and the settled leases. However, negotiations are ongoing and the treatment of the 1998 leases may still be litigated if an acceptable settlement cannot be reached. Under current U.S. generally accepted accounting principles, if the 1998 leases are settled on a basis comparable to the 1996 and 1997 leases, the Company would not expect the settlement of the 1998 leases to have an impact on net income, based on existing reserves.

In the fourth quarter of 2005 the Company deposited funds with the IRS in anticipation of reaching a settlement on all of its LILO investments.

THE BANK OF NEW YORK COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On February 11, 2005, the IRS released Notice 2005-13, which identified certain lease investments known as “SILOs” as potentially subject to IRS challenge. The Company believes that certain of its lease investments entered into prior to 2004 may be consistent with transactions described in the notice. Although it is likely the IRS will challenge the tax benefits associated with these leases in 2007, the Company remains confident that its tax treatment of the leases complied with statutory, administrative and judicial authority existing at the time they were entered into.

In 2001 and 2002, the Company entered into various structured transactions that involved, among other things, the payment of UK corporate income taxes that were credited against the Company’s U.S. corporate income tax liability. The IRS is currently reviewing these transactions and it is likely that some or all of the credits will be challenged upon completion of the review. If necessary the Company will vigorously defend its position and believes that any tax benefits associated with these transactions were consistent with the applicable statutory, judicial and administrative authority.

The Company currently believes it has adequate tax reserves to cover its LILO exposure and any other potential tax exposures, based on a probability assessment of various potential outcomes. Probabilities and outcomes are reviewed as events unfold, and adjustments to the reserves are made when appropriate.

In the ordinary course of business, the Company and its subsidiaries are routinely defendants in or parties to a number of pending and potential legal actions, including actions brought on behalf of various classes of claimants, and regulatory matters. Claims for significant monetary damages are asserted in certain of these actions and proceedings. Due to the inherent difficulty of predicting the outcome of such matters, the Company cannot ascertain what the eventual outcome of these matters will be; however, based on current knowledge and after consultation with legal counsel, the Company does not believe that judgments or settlements, if any, arising from pending or potential legal actions or regulatory matters, either individually or in the aggregate, after giving effect to applicable reserves, will have a material adverse effect on the consolidated financial position or liquidity of the Company although they could have a material effect on net income for a given period. The Company intends to defend itself vigorously against all of the claims asserted in these legal actions.

See discussion of contingent legal matters in the “Legal and Regulatory Proceedings” section.

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of

The Bank of New York Company, Inc.

We have audited the accompanying consolidated balance sheets of The Bank of New York Company, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Bank of New York Company, Inc. and subsidiaries at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, The Bank of New York Company, Inc. changed its method of accounting for defined benefit pension and other postretirement plans as of December 31, 2006, in accordance with Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of The Bank of New York Company Inc.’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 21, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

NEW YORK, NEW YORK

February 21, 2007